Exhibit 10.29

LEASE

BETWEEN

NAUTILUS, INC.,

a Washington corporation,

AS LANDLORD

and

MED-FIT SYSTEMS, INC.,

a California corporation,

AS TENANT

for

709 POWERHOUSE ROAD, INDEPENDENCE, VIRGINIA 24348

SUMMARY OF BASIC LEASE INFORMATION

This SUMMARY OF BASIC LEASE INFORMATION (the “Lease Summary”) is hereby incorporated into and made a part of the attached Lease (this Lease Summary and the Lease to be known collectively as the “Lease”). In the event of a conflict between the terms of this Lease Summary and the Lease, the terms of the Lease shall prevail. Any capitalized terms used in this Lease Summary and not otherwise defined in this Lease Summary shall have the meanings ascribed to them in the Lease.

1.	Date:	February 19, 2010

2.	Landlord:	Nautilus, Inc., a Washington corporation

3.	Address of Landlord:	Nautilus, Inc. 10400 SE Nautilus Drive Vancouver, Washington 98683 Attention: Chief Financial Officer Phone and telecopy: 360-859-5913

4.	Tenant:	Med-Fit Systems, Inc. a California corporation

5.	Address of Tenant:	Med-Fit Systems, Inc. 543 E. Alvarado St. Fallbrook, CA 92028 E-mail: medfit@aol.com Attention: Dean Sbragia

6.	Premises:	The term “Premises” means the Property (as defined below), the Buildings (as defined below), and appurtenant improvements located on the Property. The term “Property” means the land described in the legal description attached hereto as Exhibit A. The Property contains approximately 56 acres of land.

7.	Buildings:	The four buildings located on the Property (each, a “Building” and collectively, the “Buildings”).

8.	Term.

	(a) Lease Term:	The period between the Commencement Date (as defined below) and December 31, 2012, subject to earlier termination as provided in the Lease. The Lease Term may be extended pursuant to Section 13.6(g)

	(b) Commencement Date:	The “Closing Date” as such term is defined in that certain Asset Purchase Agreement dated February 19, 2010 between Landlord and Tenant (the “APA”).

	(c) Expiration Date:	December 31, 2012 (unless extended pursuant to Section 13.6(g)).

9.	Base Rent:	$5,000 per month through August 31, 2010, and $40,000 per month thereafter, subject however, to an adjustment to $22,000 per month pursuant to Sections 13.6(f) or 13.6(g).

(1)

10.	Additional Rent.	All Premises Operating Costs.

11.	Security Deposit:	$5,000.00 until August 31, 2010, and $40,000.00 as of September 1, 2010, (but subject to change pursuant to Section 13.6(f) or Section 13.6(g)), which amount (reduced by any amount that Landlord uses or applies in accordance with Article 5) will be applied to the rent due for the last month in the Lease Term.

12.	Permitted Use:	General office/warehouse/manufacturing use.

13.	Addenda and Exhibits:	The addenda and exhibits listed below are incorporated by reference in this Lease. Exhibit A Legal Description of the Premises Exhibit B Construction

[SIGNATURE PAGE FOLLOWS]

(2)

Landlord and Tenant hereby agree to the foregoing terms of this Lease Summary.

LANDLORD:	NAUTILUS, INC. a Washington corporation

	By:	/s/ Kenneth L. Fish
	Printed Name:	Kenneth L. Fish
	Title:	CFO
	Date:	February 22, 2010

TENANT:	MED-FIT SYSTEMS, INC.,
a California corporation

	By:	/s/ Dean Sbragia
	Printed Name:	Dean Sbragia
	Title:	President
	Date:	2/22/10

(3)

LEASE

THIS LEASE (the “Lease”) is made February 19, 2010, by and between NAUTILUS, INC. a Washington corporation (“Landlord”), and, MED-FIT SYSTEMS, INC. a California corporation (“Tenant”), with reference to the following facts and circumstances:

A.	As noted in the Lease Summary, Landlord and Tenant are parties to the APA, which provides that Landlord and Tenant will enter into this Lease as art of the transactions contemplated in the APA.

B.	Landlord is the owner of the Premises, as defined in the Lease Summary.

C.	Once this Lease becomes effective, Tenant will use the Premises to operate the Commercial Fitness Business that Landlord conducted in the Premises before the Closing (as defined in the APA).

D.	The parties desire to enter into this Lease, all on the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the foregoing facts and circumstances, the mutual covenants and promises contained herein and after good and valuable consideration, the receipt and sufficiency of which are acknowledged by each of the parties, the parties do hereby agree to the following:

ARTICLE 1

LEASE OF PREMISES

1.1 Demising Clause. Subject to all the terms and conditions of this Lease, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, the Premises for the Term and in consideration of Tenant’s payment of the Rent.

1.2 Term. The Term shall be as specified in the Lease Summary, unless the parties agree to extend the Term or the Lease is earlier terminated. It is agreed that Tenant shall have the right to terminate this Lease without penalty at any time during the Term upon Tenant’s purchase of the Premises pursuant to Article 13 below.

ARTICLE 2

DEFINITIONS

Terms that begin with initial capital letters are defined terms that shall have the meanings given in the APA, the Lease Summary, or this Article of the Lease.

2.1 Additional Rent. All amounts, costs and expenses that Tenant assumes, agrees or is otherwise obligated to pay to Landlord under this Lease other than Base Rent. The Premises Operating Costs are part of the Additional Rent.

2.2 Affiliate. An entity that is controlled by, controls, or is under common control with a party. “Control” shall mean the ownership, directly or indirectly, of at least fifty-one percent (51%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of at least fifty-one percent (51%) of the voting interest in any entity.

2.3 Bankruptcy Code. Title 11 of the United States Code, as amended from time to time.

2.4 Business Days. Days other than Saturdays, Sundays and Holidays. If any item must be accomplished or delivered hereunder on a day that is not a Business Day, it shall be timely to accomplish or deliver the same on the next following Business Day.

2.5 Commencement Date. As set forth on the Lease Summary.

2.6 Environmental Laws. All Laws regulating or controlling Hazardous Materials, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. 9601, et seq.; the Hazardous Material Transportation Act, 49 U.S.C. 1801 et seq.; and the Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq.

2.7 Expiration Date. As set forth on the Lease Summary, unless the Lease is otherwise sooner terminated in accordance with its provisions.

2.8 Force Majeure. Strikes, labor disputes, lockouts, inability to obtain labor, materials, equipment, or reasonable substitutes therefor, acts of God, governmental restrictions, regulations, or controls, judicial orders, enemy or hostile government actions, civil commotion, war, terrorism (foreign or domestic), fire, accident, explosion, falling objects or other casualty, or other causes beyond the reasonable control of the party obligated to perform hereunder.

2.9 Hazardous Materials. Any hazardous waste or hazardous substance as defined in any Laws applicable to the Premises, including, without limitation, the Environmental Laws. “Hazardous Materials” shall also include asbestos or asbestos-containing materials, radon gas, petroleum or petroleum fractions, urea formaldehyde foam insulation, transformers containing levels of polychlorinated biphenyls greater than 50 parts per million, medical waste, biological materials (including without limitation blood and blood products), electromagnetic fields, mold and chemicals known to cause cancer or reproductive toxicity, whether or not defined as a hazardous waste or hazardous substance in any statute, ordinance, rule or regulation.

2.10 Holidays. All federally observed holidays, including New Year’s Day, President’s Day, Martin Luther King, Jr. Day, Memorial Day, Columbus Day, Independence Day, Labor Day, Veteran’s Day, Thanksgiving Day and Christmas Day.

2.11 Interest Rate. The average prime loan rate published by the board of governors of the Federal Reserve System of the United States, as the same may change from time to time, plus four percent (4%) per annum, but not in excess of the maximum rate, if any, allowed by Law for the transaction on which interest is being calculated.

2.12 Landlord Related Parties. Landlord, Landlord’s Affiliates, and the members, principals, beneficiaries, partners, trustees, shareholders, directors, officers, employees, mortgagees, investment managers, property managers, brokers, contractors, attorneys, and agents of Landlord and Landlord’s Affiliates, and the successors of such parties.

2.13 Law or Laws. All federal, state, county and local governmental and municipal laws, statutes, ordinances, rules, regulations, requirements, codes, decrees, orders, and decisions by courts and cases, when the decisions are considered binding precedent in the State, and decisions of federal courts applying the Law of the State; including but not limited to The Americans With Disabilities Act of 1990 (42 U.S.C. § 12101 et seq.), and any regulations and guidelines promulgated thereunder, as all of the same may be amended and supplemented from time to time.

2.14 Lease Year. Each twelve (12) month period or portion thereof during the Term, commencing with the Commencement Date, without regard to calendar years.

2.15 Mortgagee. The holder of any mortgage or deed of trust encumbering any portion of the Premises.

2.16 Operating Costs. All costs incurred by Landlord in the ownership, management, maintenance, repair, replacement, improvement, alteration and operation of the Premises, including, without limitation, the following: a) utilities; b) supplies, tools, equipment and materials used in the operation, repair and maintenance of the Premises; c) insurance (including but not limited to public liability, property damage, earthquake, flood, pollution, terrorism and property insurance for the full replacement cost of the Buildings as required by Landlord or its lenders); d) landscaping; e) parking area repair, restoration, and maintenance, including, but not limited to, resurfacing, repainting, re-striping, and cleaning; f) reasonable reserves for covering uninsured damage and liability claims relating to the Premises, including, without limitation, deductible amounts (provided that if Landlord incurs an expense for which a reserve is held, Landlord shall apply the applicable reserves to the expense prior to including the balance of the expense in Operating Costs); g) fees, charges and other costs, including without limitation, reasonable consulting fees, legal fees and accounting fees, of all contractors engaged by Landlord or otherwise reasonably incurred by Landlord in connection with the management, operation, maintenance and of the Premises; h) compensation (including, without limitation, employment taxes and fringe benefits) of all persons who perform duties in connection with the operation, maintenance, repair, or overhaul of the Premises, and equipment, improvements, and facilities located on the Property; i) operation, repair, maintenance and replacement of the Buildings, including, without limitation, the cost to replace or retrofit as required by Laws; j) janitorial service, alarm and security service, window cleaning, trash removal; k) repair and replacement of building standard surfaces, including but not limited to wall and floor coverings, ceiling tiles, window coverings and fixtures; l) maintenance and replacement of curbs and walkways; m) repair to and replacement of the roof; n) rental expenses for (or a reasonable depreciation allowance on) personal property used in maintenance, operation or repair of the Premises; o) licenses, certificates, permits and inspections and the cost of contesting the validity or applicability of any governmental enactments that may affect Operating Costs; p) any costs, expenditures, or charges (whether capitalized or not) required by any governmental or quasi-governmental authority; and q) amortization of capital expenses (including, without limitation, financing costs) (A) that are required under any Law, or (B) that are in Landlord’s opinion necessary to maintain the Premises, or any portion thereof, in good condition and repair; provided that such cost shall be amortized (including interest on the unamortized cost) over its useful life as Landlord shall reasonably determine. Notwithstanding the foregoing, for purposes of this Lease, Operating Costs shall not include:

2.16.1 Utilities or services sold to Tenant or others for which Landlord is entitled to and actually receives reimbursement (other than through any operating cost reimbursement provision similar to the provisions set forth in this Lease);

2.16.2 Depreciation and amortization, except on materials, small tools and supplies purchased by Landlord to enable Landlord to supply services Landlord might otherwise contract for with a third party, where such depreciation and amortization would otherwise have been included in the charge for such third party services, all as determined in accordance with sound real estate management principles;

2.16.3 Overhead or any profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for services in or in connection with the Buildings to the extent the same exceeds the cost of such services that could be obtained from equally qualified third parties on a competitive basis or at market rates;

2.16.4 Except as otherwise specifically provided in this Section, interest on debt or amortization on any mortgages, other charges, costs and expenses payable under any mortgage, if any, and costs for financing and refinancing the Premises;

2.16.5 Ground rents;

2.16.6 Rentals and other related expenses incurred in leasing equipment, the cost of which would otherwise be excluded capital expenses hereunder, except equipment used in case of emergency;

2.16.7 Electrical power for which Tenant directly contracts with and pays an electrical service company;

2.16.8 Marketing costs, including leasing commissions, attorneys’ fees in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases, subleases and/or assignments, space planning costs, and other costs and expenses incurred in connection with lease, sublease or assignment negotiations and transactions with prospective tenants of the Premises or any of the Buildings, including attorneys’ fees and other costs and expenditures incurred in connection with disputes with such prospective tenants;

2.16.9 Costs covered by insurance, to the extent of the insurance proceeds actually received by Landlord;

2.16.10 Costs covered by warranties, to the extent of the amount actually paid under the warranty;

2.16.11 Any service provided directly to and paid directly by the tenant; and

2.16.12 Wages and benefits of any employee who does not devote substantially all of his or her employed time to the Buildings unless such wages and benefits are prorated to reflect time spent on operating and managing the Building vis-a-vis time spent on matters unrelated to operating and managing the Buildings.

2.17 Permitted Transfer. The transfer of ownership interests in a publicly traded entity, a transfer in connection with a sale of substantially all of the assets of Tenant as a going concern, a merger or consolidation of Tenant with another entity, and an assignment or subletting of all of the Premises to an Affiliate of Tenant, where (a) the transferee assumes, in full, the obligations of Tenant under this Lease; (b) Tenant remains fully liable under this Lease; (c) the use of the Premises remains unchanged; (d) after such transaction is effected, the tangible net worth of the tenant hereunder is equal to or greater than the tangible net worth of Tenant as of the date of this Lease; (e) Landlord shall have received an executed copy of all documentation effecting such transfer on or before its effective date; and (f) the same is not a subterfuge by Tenant to avoid its obligations under this Lease.

2.18 Pre-Existing Conditions. The mold visible in Buildings known as #2 and #3.

2.19 Premises Operating Costs. Operating Costs and Taxes.

2.20 Rent. Base Rent and Additional Rent.

2.21 State. The state in which the Premises are located.

2.22 Taxes. Any form of real property taxes or governmental assessment on the Premises, whether special or general, ordinary or extraordinary; rental levy or tax (other than inheritance, income or estate taxes); improvement bonds; and/or license fees imposed upon or levied against any legal or equitable interest of Landlord in the Premise, Landlord’s right to other income therefrom, and/or Landlord’s business of leasing, by any authority having the direct or indirect power to tax and where the funds are generated with reference to the Premises and where the proceeds so generated are to be applied by the city, county or other local taxing authority of a jurisdiction within which the Premises are located.

2.23 [INTENTIONALLY DELETED]

2.24 Tenant Related Parties. Tenant, its Affiliates, agents, contractors, subcontractors, employees, invitees, subtenants, transferees, and any other party claiming by, through or under Tenant.

2.25 Tenant’s Property. All Tangible Personal Property (as defined in the APA) located at the Premises on the Commencement Date and all movable partitions, business and trade fixtures, machinery and equipment, communications equipment, and office equipment located in the Premises and acquired by or for the account of Tenant after the Commencement Date, without expense to Landlord, that can be removed without damage to the Premises, and all furniture, furnishings, and other articles of movable personal property owned by Tenant and located in the Premises.

2.26 Term. As set forth on the Lease Summary, as the same may be extended from time to time.

2.27 Transfer. An assignment, mortgage, pledge, hypothecation, encumbrance, lien or other transfer of this Lease or any interest hereunder, a transfer by operation of law, a sublease of the Premises or any part thereof, or the use of the Premises by any party other than Tenant and its employees. “Transfer” shall also include (a) if Tenant is a partnership or limited liability company, the withdrawal or change, voluntary, involuntary or by operation of law, of twenty-five percent (25%) or more of the partners or members, or transfer of twenty-five percent (25%) or more of partnership or membership interests, within a twelve (12)-month period, or the dissolution of the partnership or company without immediate reconstitution thereof, (b) if Tenant is a closely held corporation (i.e., whose stock is not publicly held and not traded through an exchange or over the counter), the dissolution, merger, consolidation or other reorganization of Tenant, the sale or other transfer of more than an aggregate of twenty-five percent (25%) of the voting shares of Tenant (other than to immediate family members by reason of gift or death), within a twelve (12)-month period; and (c) the sale, mortgage, hypothecation or pledge of more than an aggregate of twenty-five percent (25%) of the value of the unencumbered assets of Tenant within a twelve (12) month period.

2.28 Transferee. Any person or entity to whom or which any Transfer is made.

ARTICLE 3

PREMISES AND DELIVERY OF POSSESSION

3.1 Delivery of Possession. Landlord shall deliver possession of Premises on the Commencement Date. If, for any reason, Landlord is delayed by an Event of Force Majeure in delivering possession of or on the Premises to Tenant, Landlord shall not be subject to any liability for such failure, and the validity of this Lease shall not be impaired, but (except in the case of Tenant Delays) the Commencement Date shall be extended for the period of such delay.

3.2 Commencement Date. [INTENTIONALLY DELETED]

ARTICLE 4

RENT

Tenant agrees to pay to Landlord all Rent payable hereunder, without set-off or deduction, in lawful money of the United States of America. Tenant shall pay the Rent as follows:

4.1 Base Rent. Tenant shall pay to Landlord the Base Rent without notice or demand, in installments due and payable in advance on the first (1st) day of each calendar month during the Term. Along with and in addition to each monthly Base Rent payment under the Lease, Tenant shall pay to Landlord any sales or privilege tax required under applicable Law. In the event of any fractional calendar month, Tenant shall pay for each day in such partial month a rental equal to  1/30 of the Base Rent. Concurrent with the execution of this Lease, Tenant will deliver to Landlord the first month’s Base Rent.

4.2 Tenant’s Payment of Premises Operating Costs. In addition to the Base Rent and all other payments due under this Lease, Tenant shall pay Premises Operating Costs promptly upon (and in no event later than 10 business days after) receiving a statement from Landlord describing the nature and amount of any Premises Operating Costs incurred by Landlord. Tenant shall have the right to demand that Landlord provide Tenant with copies of any business records of Landlord maintained in the ordinary course of its business in connection with any Premises Operating Costs. (As provided in Sections 10.2 and 10A.1, the parties intend that Tenant will pay certain Premises Operating Costs directly to the persons providing goods and services for the repair and maintenance of the Premises or the taxing authority, as the case may be.)

4.2.1 Landlord’s Records. Landlord shall maintain records regarding Premises Operating Costs incurred and paid by Landlord. Tenant or its representative shall have the right to examine such records upon reasonable prior notice specifying which records Tenant desires to examine, during normal business hours at the place or places where such records are normally kept.

4.3 Other Taxes Payable by Tenant. In addition to the Base Rent and any other charges to be paid by Tenant hereunder, Tenant shall, as an element of Rent, reimburse Landlord upon demand for any and all Taxes paid by Landlord as a result of Tenant’s failure to satisfy its obligation (as provided in Article 10A) timely to pay Taxes.

4.4 Place of Payment. All Rent shall be paid at the office of Landlord set forth on the Lease Summary or at such other place as Landlord may designate.

4.5 Interest and Late Charges. If Tenant fails to pay any Rent when due, after giving effect to any applicable grace periods, the unpaid amounts shall bear interest at the Interest Rate. Tenant acknowledges that the late payment of any Rent will cause Landlord to incur costs and expenses not contemplated under this Lease, including, without limitation, administrative and collection costs and processing and accounting expenses, the exact amount of which is extremely difficult to ascertain. Therefore, in addition to interest, if any such payment is not received by Landlord within five (5) business days from when due, Tenant shall pay Landlord a late charge equal to five percent (5%) of such payment, plus any reasonable attorneys’ fees incurred by Landlord by reason of Tenant’s failure to pay Rent when due. Landlord and Tenant agree that this late charge represents a reasonable estimate of such costs and expenses and is fair compensation to Landlord for loss resulting from Tenant’s nonpayment. The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord’s other rights and remedies hereunder or at law and shall not be construed as liquidated damages for any default of Tenant or as limiting Landlord’s remedies in any manner. In addition, any check returned by the bank for any reason will be considered late and will be subject to all late charges, plus a Fifty Dollar ($50.00) fee. After two (2) returned checks in any twelve (12) month period, Landlord will have the right to receive payment by wire transfer, cashier’s check, or money order. Nothing contained herein shall be construed as to compel Landlord to accept any payment of Rent in arrears or late charges should Landlord elect to apply its rights and remedies available under this Lease or at law or in equity in the event of a Default.

ARTICLE 5

SECURITY DEPOSIT

Upon Tenant’s execution of this Lease, Tenant shall deposit with Landlord $5,000.00, and no later than September 1, 2010, shall deposit an additional $35,000.00, as the Security Deposit, as shown on the Lease Summary (subject to a reduction to $17,000.00, in the amount of the additional deposit if Section 13.6(f) or 13.6(g) apply). The Security Deposit shall serve as security for the prompt, full, and faithful performance by Tenant of its obligations under this

Lease. In the event that Tenant is in Default hereunder, Landlord may use or apply the whole or any part of the Security Deposit for the payment of Tenant’s obligations hereunder. The use or application of the Security Deposit or any portion thereof shall not prevent Landlord from exercising any other right or remedy provided hereunder or under any Law and shall not be construed as liquidated damages. In the event the Security Deposit is reduced by such use or application, Tenant shall deposit with Landlord, within ten (10) days after notice, an amount sufficient to restore the full amount of the Security Deposit. Landlord shall not be required to keep the Security Deposit separate from Landlord’s general funds or pay interest on the Security Deposit. Provided Tenant has performed all of its obligations under this Lease, the amount of the Security Deposit shall be applied by Landlord to the monthly payment due for Base Rent for the last month of the Lease Term. If the Lease Term shall be extended at any increased rate of Rent, the Security Deposit shall thereupon be proportionately increased. No trust or fiduciary relationship is created herein between Landlord and Tenant with respect to the Security Deposit. If Landlord transfers the Premises during the Term, Landlord may pay the Security Deposit to Landlord’s successor-in-interest. Tenant waives the provisions of any Laws now in force or that become in force after the date of execution of this Lease, that limit the costs, expenses or damages for which Landlord may use a security deposit, including any provisions of such Laws providing that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of Rent, to repair damage caused by Tenant, or to clean the Premises. Landlord and Tenant agree that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other foreseeable or unforeseeable loss or damage caused by the acts or omissions of Tenant or any Tenant Related Party.

ARTICLE 6

USE

6.1 Permitted Use. Tenant shall use the Premises solely for the Permitted Use as shown on the Lease Summary, and for no other purpose without Landlord’s consent. Tenant shall comply with all recorded covenants, conditions, and restrictions, and the provisions of all ground or underlying leases, now or hereafter affecting the Premises. Tenant shall not (a) cause, maintain or permit any nuisance arising out of Tenant’s use or occupancy of the Premises; or (b) commit or suffer to be committed any waste in or upon the Premises.

6.2 Compliance with Law. Tenant has been provided an opportunity to inspect the Premises to a degree sufficient to determine whether or not the same, in their condition as of the date hereof, violate any applicable Law. Tenant further acknowledges and agrees that, except as may otherwise be specifically provided in this Lease, Landlord has made no representation or warranty as to whether the Premises conform to the requirements of Law. Tenant shall be responsible for compliance of the Premises with applicable Law and shall bear all costs necessary to maintain the Premises in compliance with Law, including, without limitation, structural work, if any. Tenant shall also be responsible for the cost of any alterations to the Premises necessitated by any change in use of the Premises; provided, however any such change must be within the Permitted use. Tenant shall not use or occupy the Premises in violation of any Law or the certificate of occupancy issued for the Buildings and shall, upon notice from Landlord, immediately discontinue any use of the Premises that is declared by any governmental authority having jurisdiction to be a violation of Law or the certificate of occupancy. A judgment of any court of competent jurisdiction or the admission by Tenant in any action or proceeding against Tenant that Tenant has violated any such Laws in the use of the Premises shall be deemed to be a conclusive determination of that fact as between Landlord and Tenant. Should any obligation be imposed by Law, then Tenant agrees, at its sole cost and expense, to comply promptly with such obligations to the extent the same relate to the Premises or Tenant’s use of the Premises.

6.3 Effect on Landlord’s Insurance. Tenant shall not do or permit to be done anything that will invalidate or increase the cost of any property coverage, or other insurance policy covering the Premises, including the Buildings, and any property located therein. Tenant shall promptly, upon demand, reimburse Landlord for any additional premium charged for such policy by reason of Tenant’s failure to comply with the provisions of this Section.

ARTICLE 7

HAZARDOUS MATERIALS

7.1 Indemnity. Tenant shall indemnify, defend and hold harmless all Landlord Related Parties from and against all claims, suits, demands, response costs, contribution costs, liabilities, losses, or damages (including, without limitation, reasonable attorneys’ fees), directly or indirectly arising out of the existence, use generation, migration, storage, transportation, release, threatened release, or disposal of Hazardous Materials in, on, or under the Premises, or in the groundwater under the Premises and the migration or transportation of Hazardous Materials to or from the Premises, or the groundwater underlying the Premises, to the extent that any of the foregoing is caused by any Tenant Related Parties. This indemnity extends to the costs incurred by any Landlord Related Party to investigate, remediate, monitor, treat, repair, clean-up, dispose of, or remove such Hazardous Materials in order to comply with the Environmental Laws; provided that if Tenant is not otherwise in Default, Landlord shall give Tenant not less than thirty (30) days’ advance notice of Landlord’s intention to incur such costs. For the avoidance of doubt, Tenant shall not be responsible for any Hazardous Materials that were released or discharged on the Premises before the Commencement Date.

7.2 Restriction on Hazardous Materials. Tenant shall not permit any Tenant Related Parties to use, generate, manufacture, store, transport, release, threaten release, or dispose of Hazardous Materials, other than de minimus amounts of customary office and cleaning supplies in compliance with applicable Environmental Laws, in, on, or about the Premises, or transport Hazardous Materials from the Premises unless Tenant shall have received Landlord’s prior consent therefor, which Landlord may revoke at any time, and shall not cause or permit the release or disposal of Hazardous Materials from the Premises except in compliance with applicable Environmental Laws. Tenant shall promptly deliver notice to Landlord if Tenant obtains knowledge sufficient to infer that Hazardous Materials are located on the Premises that are not in compliance with applicable Environmental Laws or if any third party, including without limitation, any governmental agency, claims a significant disposal of Hazardous Materials occurred on the Premises or is being or has been released from the Premises.

7.3 Investigation of Contamination. Upon reasonable written request of Landlord, Tenant, through its appropriately qualified and licensed professional engineers, and at Tenant’s cost, shall thoroughly investigate suspected Hazardous Materials contamination of the Premises that would arguably come within the scope of Tenant’s indemnification and hold harmless obligations as set forth above. Tenant, using duly licensed and insured contractors approved by Landlord, shall promptly commence and diligently complete the removal, repair, clean-up, and detoxification of any Hazardous Materials from the Premises as may be required by applicable Environmental Laws that comes within the scope of Tenant’s indemnification and hold harmless obligations as set forth above. The provisions of this Article shall survive the expiration or earlier termination of this Lease.

7.4 Landlord Consent. If, during the Term, Tenant contemplates utilizing Hazardous Materials (or subleasing or assigning this Lease to a subtenant or assignee who utilizes Hazardous Materials), other than de minimus amounts of customary office and cleaning supplies in compliance with applicable Environmental Laws, Tenant shall obtain the prior written consent of Landlord. As a condition of granting such consent, Landlord may require, among other things, that a) such substances be of the type customarily used in offices and be used and maintained only in such quantities as are reasonably necessary for the Permitted Use and in strict accordance with applicable Environmental Laws and manufacturer instructions therefor; b) such substances shall not be disposed of, released or discharged on the Premises and shall be transported to and from the Premises in compliance with all applicable Environmental Laws and as Landlord shall reasonably require; c) any remaining such substances shall be completely, properly and lawfully removed from the Premises upon expiration or earlier termination of this Lease; and d) Tenant carry environmental insurance acceptable to Landlord, meeting the requirements of Sections 18.2 and 18.3, and naming Landlord as an additional insured. If any applicable Environmental Law or other ordinance requires that any such substances be disposed of separately from ordinary trash, Tenant shall make arrangements, at Tenant’s expense, for such disposal directly with a qualified and licensed disposal company at a lawful disposal site and shall ensure that such disposal occurs frequently enough to prevent unnecessary storage of such substances on the Premises. At such times as Landlord may reasonably request, Tenant shall provide Landlord with a written list identifying any Hazardous Materials then used, stored or maintained upon the Premises, the use and approximate quantity of each such material, a copy of any Material Safety Data Sheet (“MSDS”) issued by the manufacturer thereof, written information concerning the removal, transportation, and disposal of the same, and such other information as Landlord may reasonably require or as may be required by Environmental Laws. Landlord, at its option, and at Tenant’s expense, may cause an engineer selected by Landlord, to review (1) Tenant’s operations including, without limitation, materials used, generated, stored, disposed, and manufactured in Tenant’s business; and (2) Tenant’s compliance with terms of this Section. Tenant shall provide the engineer with such information reasonably requested by the engineer to complete the review. The first such review may occur prior to or shortly following the commencement of the Term. Thereafter, such review shall not occur more frequently than once each year unless cause exists for some other review schedule.

ARTICLE 8

SERVICES AND UTILITIES

8.1 Utilities. Tenant shall obtain and pay for all water, gas, electricity, heat, telephone, sewer, sprinkler charges and other utilities and services used at the Premises (“Utilities”), together with all taxes, penalties, surcharges, and maintenance charges pertaining thereto.

8.2 Furnishing of Premises Services. Tenant shall obtain and pay for any and all services provided to the Premises (collectively, “Premises Services”). The definition of Operating Costs shall not imply that Landlord is responsible for any Premises Services.

8.3 Interruption in Services. Unless caused by the gross negligence or willful misconduct of Landlord, Landlord shall not be in default hereunder nor be liable for any damages directly or indirectly resulting from, nor shall the Rent be abated, for any interruption of or diminution in the quality or quantity of Utilities or Premises Services, when the same is occasioned, in whole or in part, by a) repairs, replacements, or improvements; b) by inability to secure or limitation, curtailment, or rationing of, or restrictions on, use of electricity, gas, water, or other form of energy serving the Premises; c) by any accident or casualty; d) by act or Default by Tenant or other parties; or e) by Force Majeure. Landlord shall not be liable under any circumstances for a loss of or injury to property or business, however occurring, through or in connection with or incidental to failure of Utilities or failure to furnish any Premises Services. No failure, delay or diminution in Utilities or Premises Services shall ever be deemed to constitute an eviction or disturbance of Tenant’s use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease. Furthermore, Landlord shall not be liable under any circumstances for loss of, or injury to, property or for injury to, or interference with, Tenant’s business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure of Utilities or any failure to furnish any of the Premises Services.

8.4 Safety and Security Devices, Services, and Programs. The parties acknowledge that safety and security devices, services, and programs provided by Landlord, if any, while intended to deter crime and ensure safety, may not in given instances prevent theft or other criminal acts or ensure safety of persons or property. The risk that any safety or security device, service, or program may not be effective, or may malfunction, or be circumvented by a criminal, is assumed by Tenant with respect to Tenant’s property and interests; and Tenant shall obtain insurance coverage to the extent Tenant desires protection against such criminal acts and other losses. Tenant agrees to cooperate in any reasonable safety or security program developed by Landlord or required by Law.

8.5 Government Energy or Utility Controls. In the event of imposition of any government controls, rules, regulations, or restrictions on the use or consumption of energy or other utilities during the Term, both Landlord and Tenant shall be bound thereby, and the same shall not constitute a constructive eviction of Tenant. In the event of a difference in interpretation by Landlord and Tenant of any such controls, Landlord’s interpretation shall prevail, and Landlord shall have the right to enforce compliance therewith, including, without limitation, the right of entry into the Premises to effect compliance.

ARTICLE 9

CONDITION OF THE PREMISES

9.1 “As Is” Condition. Subject to Section 9.2 below, Tenant acknowledges that Tenant is leasing the Premises on an “as is, where is” basis. Tenant’s taking possession of the Premises shall be deemed conclusive evidence that, as of the date of taking possession, the Premises were in good order and satisfactory condition. No promise of Landlord to alter, remodel, repair, or improve the Premises and no representation, express or implied, respecting any matter or thing relating to the Premises or this Lease (including, without limitation, the condition thereof) have been made to Tenant by Landlord.

9.2 Landlord’s Retained Responsibilities. Notwithstanding anything in Section 9.1 above to the contrary, it is agreed that Landlord shall be solely responsible for correcting or remediating, to the reasonable satisfaction of Tenant, the following matter (the “Pre-Existing Conditions”) affecting the physical condition of the Premises that existed as of the Closing: Any mold that exists in Buildings known as #2 and #3. Landlord shall complete the work necessary to correct or remediate such mold no later than thirty (30) days after the Commencement Date.

ARTICLE 10

REPAIRS AND MAINTENANCE.

10.1 Landlord’s Obligations. This Lease is intended to be a triple net lease. Accordingly, Landlord’s shall have no repair or maintenance obligations. Landlord reserves the right to contract for repair and maintenance required to keep the Premises in their condition on the Commencement Date on behalf of Tenant if Tenant fails to keep the Premises in such condition and the costs thereby incurred by Landlord shall be treated as Operating Costs and be an element of Additional Rent.

10.2 Tenant’s Obligations. Tenant, at Tenant’s sole expense, shall maintain, repair and replace all portions of the Premises in good order, condition, and repair, including without limitation, the following: (a) all HVAC, plumbing, electrical, sewerage and mechanical systems serving the Buildings; (b) all fixtures, interior walls, floors, carpets, draperies, window coverings, and ceilings; (c) all windows, doors, entrances, and plate glass; and (d) any fire detection or extinguisher equipment that Landlord does not maintain. Tenant shall also maintain the lighting in the Premises (including replacement of bulbs and batteries). Tenant shall conduct quarterly tests on emergency lighting and provide Landlord a copy of each such test. Bulbs, ballasts and light fixtures shall be replaced whenever they fail. All bulbs, batteries, ballasts and fixtures of the lighting systems must be in working order upon lease termination. Tenant’s obligations shall include all necessary repairs and replacements, ordinary a s well as extraordinary, foreseen as well as unforeseen. All such repairs and replacements shall be of first class quality and sufficient for the proper maintenance and operation of the Premises. Tenant shall keep and maintain the Premises safe, secure and clean, specifically including, but not by way of limitation, removal of waste and refuse matter. Tenant shall not permit anything to be done upon the Premises (and shall perform all maintenance and repairs thereto so as not) to invalidate, in whole or in part any warranties, or prevent the procurement of any insurance policies that may, at any time, be required under the provisions of this Lease. Tenant shall not obstruct or permit the obstruction of any parking area, adjoining street or sidewalk. Notwithstanding the foregoing, Tenant shall not be obligated to improve the condition of the Premises on the Commencement Date.

10.3 Additional Maintenance Obligations. Without limiting the generality of the foregoing, Tenant agrees as follows:

10.3.1 If the Premises have a septic sewer system, Tenant agrees to indemnify, defend (with counsel approved by Landlord) and hold harmless Landlord against any and all loss, liability, cost, expense, claim or damage asserted or claimed against Landlord or incurred by Landlord relating to the septic sewer system of the improvements and water leaking from leach fields. Tenant will furnish to Landlord, on an annual basis, evidence reasonably satisfactory to Landlord that the septic tanks have been properly pumped and that the leach field is functioning properly.

10.3.2 Tenant shall enter into a maintenance contract or contracts, in form and substance and with a firm reasonably satisfactory to Landlord and with Landlord’s prior consent, for the maintenance and regular repair of the mechanical systems, including but not limited to the heating, ventilating and air conditioning systems, including exhaust fans. Said maintenance contract shall provide, at a minimum, for quarterly inspections and services. Landlord, at its election, may enter into such contract and charge Tenant for the cost thereof.

10.3.3 Tenant shall be responsible for the maintenance and upkeep of the entire fire sprinkler system. Tenant shall conduct quarterly flow checks on the sprinkler system. In addition, Tenant shall be responsible for fire pump inspection and testing on an annual basis.

10.3.4 Tenant shall keep and maintain written reports of the maintenance and repair to the mechanical systems, and the fire sprinkler system and forward copies of each inspection report to Landlord within ten (10) days of each inspection. Tenant shall also provide information and backup for major repairs to any building systems, including any warranties on the work, that occurred at any time during the Term.

10.3.5 Tenant shall maintain the lighting in the Premises (including replacement of bulbs and batteries). Tenant shall conduct quarterly tests will be conducted on emergency lighting and provide Landlord a copy of each such test. Bulbs, ballasts and light fixtures shall be replaced whenever they fail. All bulbs, batteries, ballasts and fixtures of the lighting systems must be in working order upon lease termination.

10.3.6 Tenant shall maintain roll-up doors in good condition, including but not limited to repair of major dents and replacement of missing rollers and step plates.

10.3.7 Tenant will lubricate all dock levelers, adjust springs and remove debris from pits at least semi-annually. Side seals will be replaced if damaged.

10.4 Damage by Tenant. Except for ordinary wear and tear, Tenant shall promptly reimburse Landlord for any costs that Landlord may incur in making repairs and alterations in and to the Premises, including, without limitation, the buildings and their systems and equipment, where the need for such repairs or alterations is caused by any of the following: a) Tenant’s use or occupancy of the Premises in a fashion that contravenes any provision of this Lease; b) the installation, removal, use, or operation of Tenant’s Property; c) the moving of Tenant’s Property into or out of any Building; d) any tortious act, omission, misuse, or negligence of any Tenant Related Parties; or e) any breach by Tenant of its obligations under Section 10.2.

ARTICLE 10A

TAXES

10A.1 Tenant’s Responsibility. Tenant shall be obligated (i) to pay all Taxes no later than the date after which any interest or penalties could accrue and (ii) to provide Landlord, no later than one business day after Tenant has paid any Taxes, reasonable evidence to confirm that such payment has been made.

10A.2 Landlord’s Responsibility. Landlord will send any written notices or statements regarding Taxes to Tenant as soon as practicable after Landlord’s receipt of same so that Tenant will be able to make payments due before any date on which interest or penalties could begin to accrue.

10A.3 Landlord’s Right to Satisfy Tenant’s Obligation. If Tenant fails timely to provide Landlord with reasonable evidence of payment of any Taxes due in accordance with Section 10A.1 above, Landlord shall have the right to pay such Taxes (together with accrued interest and penalties) and to demand reimbursement from Tenant in accordance with Section 4.2 above.

ARTICLE 11

ALTERATIONS AND ADDITIONS

11.1 Tenant’s Alterations. Tenant shall not make any additions, alterations, or improvements to the Premises without the prior consent of Landlord, which consent shall be requested by Tenant at least thirty (30) days prior to the commencement of any work and which consent shall not be unreasonably withheld or delayed by Landlord. Landlord’s consent may be conditioned, among other things, on Tenant’s removing any such additions, alterations, or improvements at the Expiration Date and restoring the Premises to the same condition as on the Commencement Date. All additions, alterations, and improvements shall be a) made in a good and workmanlike manner using only good grades of materials; b) performed by properly qualified and licensed personnel approved by Landlord; and c) diligently prosecuted to completion. Notwithstanding the foregoing, Tenant shall have the right during the Term to make additions, alterations, or improvements as Tenant may reasonably deem desirable or necessary, following ten (10) days’ notice to Landlord, but without Landlord’s consent, provided that such work (i) is of a non-structural nature; (ii) is not visible from outside of the Premises; (iii) does not affect any system serving the Premises; (iv) does not, in the aggregate, exceed $5,000 for alterations other than floor and wall covering in any twelve (12) month period; and (v) does not require any license, permit or approval under applicable Law.

11.2 Payment and Indemnification. Tenant shall pay the costs of any work done on the Premises by or on behalf of Tenant and shall keep the Premises free and clear of liens of any kind. Tenant shall indemnify, defend against, and keep Landlord free and harmless from all claims, demands, liability, loss, damage, costs, reasonable attorneys’ fees, and any other expense incurred on account of claims by any person performing work or furnishing materials or supplies for Tenant or any person claiming under Tenant, including but not limited to resolution of any jurisdictional or other labor disputes.

11.3 Notices and Liens. Tenant agrees not to suffer or permit any lien of any mechanic or materialman to be placed or filed against the Premises. In case any such lien shall be filed, Tenant shall satisfy and release such lien of record within twenty (20) days (or such shorter period as may be required by any Mortgagee) after the earlier to occur of (a) receipt of notice thereof from Landlord; or (b) Tenant’s actual knowledge or notice of such lien filing. If Tenant shall fail to have such lien satisfied and released of record as provided herein, Landlord may, on behalf of Tenant, without being responsible for making any investigation as to the validity of such lien and without limiting or affecting any other remedies Landlord may have, pay the same and Tenant shall reimburse Landlord on demand for such amount together with any other reasonable costs of Landlord, including, without limitation, reasonable attorneys’ fees. Notwithstanding the foregoing, Tenant shall have the right to contest any such lien claim diligently and in good faith, and during such contest shall not be obligated to pay such lien claim, provided that Tenant is not in breach of any of its obligations under this Lease and provided, Tenant, at its sole cost and expense, bonds the lien, or transfers the lien from the Property to a bond, thereby freeing the Property from any claim of lien. Notwithstanding any such contest or title insurance, Tenant shall pay any such claim in full within five (5) days following the entry of an unstayed judgment or order of sale. All materialmen, contractors, artisans, mechanics, laborers and any other person now or thereafter furnishing any labor, services, materials, supplies or equipment to Tenant with respect to Premises or any portion thereof, are hereby charged with notice that they must look exclusively to Tenant to obtain payment for the same. Notice is hereby given that

Landlord shall not be liable for any labor, services, materials, supplies, skill, machinery, fixtures or equipment furnished to or to be furnished to Tenant upon credit and that no mechanic’s lien or any other lien for any such labor, services, materials, supplies, machinery, fixtures or equipment shall attach to or effect the state or interest of Landlord in and to the Premises, or any portion thereof. Before the actual commencement of any work for which a claim or lien may be filed, Tenant shall give Landlord notice of the intended commencement date a sufficient time before that date to enable Landlord to post notices of nonresponsibility or any other notices that Landlord deems necessary for the protection of Landlord’s interest in the Premises, and Landlord shall have the right to enter the Premises and post such notices at any reasonable time.

11.4 Construction Requirements. Any work performed on the Premises (including, without limitation, the Buildings) by Tenant or Tenant’s contractor in connection with improvements shall be subject to the General Conditions set forth in Exhibit B, including, without limitation, the insurance requirements relating to Tenant’s contractors.

ARTICLE 12

CERTAIN RIGHTS RESERVED BY LANDLORD

Landlord reserves the following rights, exercisable without liability to Tenant for (a) damage or injury to property, person, or business; (b) causing an actual or constructive eviction from the Premises; or (c) disturbing Tenant’s use, possession, or beneficial and quiet enjoyment of the Premises:

12.1 Keys. To have passkeys to the Premises and all doors within the Premises, excluding Tenant’s vaults and safes.

12.2 Inspection and Entry. Landlord may enter the Premises on reasonable prior notice to Tenant (except in the event of an emergency, in which case no notice shall be required) (a) to inspect the Premises; (b) to show the Premises to any Mortgagee or to others having an interest in the Premises or Landlord; (c) during the existence of a Default; (d) during the last six (6) months of the Term, to show the Premises to prospective tenants or potential purchasers of the Premises; (e) to make inspections, repairs, alterations, additions, or improvements to the Premises including, without limitation, the Buildings) to the extent that Tenant is not obligated to do so under the Lease or is obligated but has failed to do so; and (f) to take all steps as may be necessary or desirable for the safety, protection, maintenance, or preservation of the Premises or Landlord’s interest therein, or as may be necessary in order to comply with Laws.

ARTICLE 13

OPTION TO PURCHASE

Tenant (and any person including, without limitation, Grayson County, to which Tenant may assign the Option, as defined below) shall have the option and right to purchase the Premises (“Option”) during the period between the Commencement Date and August 31, 2010, (the “Option Term”). (The holder of the Option, being the Tenant or its assignee of the Option, is hereinafter referred to as “Option Holder.”) Option Holder may exercise Option by giving Landlord written notice of exercise at any time during the Option Term but no later than 45 days prior to the end of Option Term. On the closing of the purchase of the Premises pursuant to the exercise and performance of Option by Option Holder (the “Option Closing”), the Lease and any rights not then accrued under the Lease shall terminate. The terms and conditions on which Option Holder may purchase the Premises are as follows:

13.1 Purchase Price. The purchase price for the Premises shall be Two Million Two Hundred Thousand Dollars ($2,200,000.00). If Option Holder is Tenant, the amount of the Security Deposit may, at the election of Tenant, be applied to payment of purchase price, in which event Landlord will retain the Security Deposit and it will not be applied to Rent. The purchase price shall be paid all in cash at the Option Closing. The Option Closing shall be conducted through a mutually acceptable escrow company as provided in Section 13.6 below.

13.2 Costs of Sale. Option Holder shall pay all costs of sale, regardless of local custom, except that Option Holder shall not be responsible for any of the following closing costs, all of which shall be the sole responsibility of Landlord: costs to remove title exceptions that are not Permitted Exceptions under Section 13.3 below, the tax imposed on the grantor on a deed by the Commonwealth of Virginia, Landlord’s attorneys’ fees, and real estate taxes and assessments accrued and unpaid through the date of Closing and attributable to the period before the Commencement Date.

13.3 Title. At the Option Closing, title of Option Holder to the Premises shall be insurable under an owner’s standard title insurance policy subject only to those assessments, restrictions, easements, covenants, and reservations of record existing on the date of this Lease that do not materially and adversely affect the use of the Premises in the ordinary course of Tenant’s business or the value of the Premises (provided, however, that Landlord will use commercially reasonable efforts to resolve objections to the state of title raised by Option Holder’s lender providing financing to Option Holder for the purchase of the Premises) as well as any matters arising by, through, or under Tenant (“Permitted Exceptions”). Title shall be conveyed by Landlord by a general warranty deed with English covenants of title subject to Permitted Exceptions. In no event shall Permitted Exceptions include monetary liens or encumbrances created or permitted by Landlord. Promptly after Option Holder becomes aware of any title exception or exceptions that are not Permitted Exceptions, Option Holder shall give notice of such exception(s) to Landlord and Landlord shall promptly use its best efforts to correct whatever encumbrance, easement, or other adverse effect on title created the title exception(s) but only if Landlord caused or permitted such encumbrance, easement, or other adverse effect.

13.4 Deadline to Close. Closing shall occur no later than 45 days after the notice of exercise is given; provided, however, that if an encumbrance has arisen that is not a Permitted Exception and if such encumbrance can not be removed through escrow procedures at Closing, then the deadline for the Option Closing shall be automatically extended for such reasonable period of time as is needed to remove the new title exception, provided that such extension shall not exceed thirty (30) calendar days.

13.5 Place of Closing. The purchase of the Premises shall be closed through an escrow agent at an office in Virginia of the title company that will issue the owner’s title insurance policy to Option Holder. If Landlord shall have paid Taxes relating to any period on or after the Commencement Date or Tenant shall have said Taxes relating to any period before the Commencement Date, then Taxes shall be appropriately prorated as of the Commencement Date.

13.6 Contingency for Remediation of Hazardous Materials. If any lender from which Option Holder intends to obtain funding for payment of the purchase price of the Premises or if Grayson County (if it becomes Option Holder) determines that there has been one or more releases or discharges of Hazardous Materials on the Premises and requires that the presence of Hazardous Materials be remediated as a condition of funding (or, in the case of Grayson County, as a condition of the Option Closing being consummated) and if presence of Hazardous Materials on the Premises results from one or more releases or discharges occurring before the Commencement Date, then the following provisions apply:

(a) Option Holder will promptly provide Landlord with copies of all documents and communications in its possession concerning the presence of Hazardous Materials and shall obtain and transmit to Landlord any survey, test reports, and/or other documentation regarding such Hazardous Materials in the possession of lender.

(b) As soon as reasonably practical after Landlord receives the information from Option Holder pursuant to (a) above, Landlord will obtain at least two estimates from reputable engineering or other companies experienced in carrying out remediation projects and determine whether Landlord can cause the remediation to be completed at a cost not to exceed $220,000.00

(c) If Landlord determines that it can cause remediation to be completed at a cost not to exceed $220,000.00 and provided that Option Holder provides assurances reasonably acceptable to Landlord that Option Holder will and can proceed to complete the Option Closing promptly after remediation has occurred, then Landlord will use reasonable commercial efforts to cause the remediation to be carried out and completed expeditiously.

(d) If Landlord cannot obtain a contract with a reputable engineering or other company experienced in remediation to remediate to the extent required by the lender, or Grayson County if it is the Option Holder, at a cost not to exceed $220,000.00, then Option Holder may elect, no later than 30 days after Landlord so informs the Option Holder, to (i) carry out the Option Closing at a purchase price for the Premises of $1,980,000.00; (ii) provide financial assurances reasonably satisfactory to Landlord that the Option Holder will pay any costs of remediation in excess of $220,000.00, in which case Landlord will proceed to use reasonable commercial efforts to cause the remediation to be carried out and completed expeditiously (subject to receipt of assurances reasonably acceptable to Landlord that Option Holder will and can proceed to complete the Option Closing promptly after remediation has occurred); or (iii) allow the Option Term to expire without exercising the Option or, if the Option has been exercised, give notice to Landlord that Option Holder rescinds its exercise of the Option.

(e) If remediation occurs pursuant to this Section 13.6, then the Option Closing shall occur no later than 10 business days after the remediation is completed to the reasonable satisfaction of the lender (or Grayson County, if it is the Option Holder).

(f) If any period of remediation extends beyond the end of the Option Term, then the Base Rent between the end of the Option Term and the Option Closing shall be $22,000.00 per month per month and the security deposit shall be $22,000.00 during such period.

(g) If Option Holder elects to exercise its right under Section 13.6(d)(iii) above, then the Base Rent from the end of the Option Term to the termination of this Lease shall be $22,000.00, the security deposit shall be $22,000.00 after the end of the Option Term, and the Term of this Lease shall be extended to December 31, 2014.

(h) Notwithstanding any provisions in the APA, this Section 13.6 shall apply to and govern the subject matter of contingency for remediation of Hazardous Materials.

ARTICLE 14

TRANSFERS

Except as provided in this Article, Tenant shall not, without the prior consent of Landlord, make any Transfer.

14.1 Notice. Tenant shall notify Landlord of any proposed Transfer (a “Transfer Notice”). The date of the proposed Transfer must be not less than forty-five (45) days or more than one hundred eighty (180) days after the date of the Transfer Notice. The Transfer Notice shall include a) the proposed effective date of the Transfer; b) all of the terms of the proposed Transfer and the consideration therefor, including, without limitation, a calculation of the Transfer Premium (as defined below); c) the name and address of the Transferee; d) current financial statements of the Transferee certified by an officer, partner or owner thereof; e) any other information that will enable Landlord to determine the financial responsibility, character, and reputation of the Transferee and the nature of such Transferee’s business; and f) the proposed use of the Premises. Landlord shall respond to any properly delivered Transfer Notice within thirty (30) days.

14.2 Fees. Whether or not Landlord shall grant consent, Tenant shall pay Landlord concurrently with any request for consent, a $1,000 administrative review and processing fee, as well as any reasonable legal fees incurred by Landlord, within thirty (30) days after written request by Landlord.

14.3 Consent. Landlord’s consent shall not be required for any Permitted Transfer. Landlord shall not unreasonably withhold or delay its consent to any other proposed Transfer. It shall be reasonable under this Lease and under any applicable Law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply, without limitation as to other reasonable grounds for withholding consent:

14.3.1 The Transfer would be for less than the entire Premises.

14.3.2 The Transferee intends to use the Premises for purposes that are not permitted under this Lease.

14.3.3 The Transferee is either a governmental agency or instrumentality thereof.

14.3.4 The Transferee is not a party of reasonable financial worth or financial stability in light of the responsibilities involved under the Lease on the date consent is requested, as determined by Landlord.

14.3.5 The Transfer would cause a violation of another lease or any agreement to which Landlord is a party.

14.4 Completion of Transfer. If Landlord consents to any Transfer (and does not exercise any recapture rights Landlord may have under this Lease), Tenant may within six (6) months after Landlord’s consent, enter into the approved Transfer, upon substantially the same terms and conditions as are set forth in the Transfer Notice. If there are any material changes in the terms and conditions from those specified in the Transfer Notice a) such that Landlord would initially have been entitled to refuse its consent to such Transfer; or b) that would cause the proposed Transfer to be more favorable to the Transferee than the terms set forth in the Transfer Notice, Tenant shall again submit the Transfer to Landlord for its approval and other action under this Article (including, without limitation, exercise any of recapture rights Landlord may have under this Lease).

14.5 [INTENTIONALLY DELETED]

14.6 [INTENTIONALLY DELETED]

14.7 Effect of Transfer. If Landlord consents to a Transfer, a) no terms or conditions of this Lease shall be deemed to have been waived or modified; b) such consent shall not be deemed consent to any further Transfer; c) no Transfer shall be valid, and no Transferee shall take possession of the Premises, until an executed counterpart of all documentation pertaining to the Transfer has been delivered to Landlord; and d) no Transfer shall relieve Tenant from primary liability under this Lease. The acceptance of Rent by Landlord from any party shall not be deemed to be a waiver of Landlord of any provision hereof. In the event of Default by a Transferee in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such Transferee. Landlord may consent to subsequent assignments of the Lease or sublettings or amendments or modifications to the Lease by Transferees without notifying Tenant, and without obtaining its consent thereto, and any such actions shall not relieve Tenant of liability under this Lease. Any Transfer for which Landlord’s consent is required but not obtained pursuant hereto shall constitute a Default under this Lease and shall be void.

14.8 Tenant Remedy for Landlord Refusal to Consent. Notwithstanding any provision of this Lease or any applicable Laws to the contrary, Landlord and Tenant hereby expressly agree that if a court of competent jurisdiction determines that Landlord unreasonably withheld consent to a proposed Transfer, then Tenant’s sole and exclusive remedy for such breach by Landlord shall be limited to termination of this Lease as of the date of such court determination. Tenant hereby expressly waives the right to recover monetary damages of any kind whatsoever and attorney’s fees incurred on account of any such breach.

ARTICLE 15

DESTRUCTION OR DAMAGE

15.1 Landlord Termination Rights. If the Premises are damaged by fire, earthquake, terrorism, act of war, act of God, the elements or other casualty, then Landlord may terminate this Lease upon notice given to Tenant within thirty (30) days after the date of such casualty, effective as of the date of the casualty if a) in Landlord’s opinion, repairs necessary for Tenant’s occupancy cannot be completed within one hundred twenty (120) days after the date of the casualty; b) the Premises are damaged during the final twelve (12) months of the Term, unless both parties agree on an extension of this Lease within ten (10) days following Tenant’s receipt of Landlord’s termination notice; c) the insurance proceeds available to Landlord are not sufficient to complete repair or restoration; d) Landlord’s lender does not elect to make insurance proceeds available to Landlord for repair and restoration; or e) Tenant has vacated the Premises or is in Default under this Lease.

15.2 Repairs. If this Lease is not terminated as provided above, it shall continue in full force and effect, and Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment, and subject to all other terms of this Article, restore the base, shell, and core of the Buildings and the other portions of the Premises serving the Buildings. Such restoration shall be to substantially the same condition of such items as prior to the casualty, except for modifications a) required by Law; b) required by the holder of a mortgage on the Buildings, or the lessor of a ground or underlying lease with respect to the Property. No such modifications shall materially impair access to the Premises. Tenant shall be responsible, at its sole cost and expense, for the repair, restoration, and replacement of any leasehold improvements installed by Tenant (unless Landlord has elected to insure the same, in which case such repair shall be Landlord’s responsibility to the extent Landlord receives proceeds from such insurance for such repair) and Tenant’s Property. Landlord shall not be liable for any loss of business, inconvenience, or annoyance arising from any casualty or any repair or restoration of any portion of the Premises as a result of any damage from any casualty. Following Landlord’s repair of the Premises, Tenant shall repair and restore any improvements installed by Tenant to substantially the same condition as prior to the casualty, except for modifications required by Law. All work by Tenant shall be subject to the conditions set forth in this Lease governing alterations and additions.

15.3 Tenant’s Termination Rights. If Landlord does not elect to terminate this Lease pursuant to Landlord’s termination right as provided above, and the repairs cannot be completed within one hundred twenty (120) days after the date of the casualty (the “Repair Period”) as determined by an architect or contractor designated by Landlord, Tenant may elect, no earlier than sixty (60) days after the date of the casualty and not later than ninety (90) days after the date of such casualty, to terminate this Lease by notice to Landlord, effective as of the date specified in the notice, which date shall not be less than thirty (30) days nor more than sixty (60) days after such notice. In addition, in the event that the Premises are destroyed or damaged to any substantial extent during the last twelve (12) months of the Term, then Tenant shall have the option to terminate this Lease by giving notice to Landlord within thirty (30) days after such casualty, in which event this Lease shall cease and terminate as of the date of such notice. Tenant shall also have the right to terminate this Lease if Landlord does not complete repairs within the Repair Period by thirty (30) days’ notice to Landlord after the expiration of the Repair Period; provided however, if Landlord completes repair within such thirty (30) day period, such termination shall be nullified and this Lease shall continue in full force and effect.

15.4 Apportionment of Rent. Upon any termination of this Lease pursuant to this Article, Tenant shall pay the Rent, properly apportioned up to such date of termination, and both parties hereto shall thereafter be freed and discharged of all further obligations hereunder, except as provided for in provisions of this Lease that by their terms survive the expiration or earlier termination of this Lease.

15.5 Abatement. The Rent shall abate on an equitable basis to the extent Tenant’s use of the Premises is impaired, commencing with the date of the casualty and continuing until completion of the repairs required of Landlord; provided that if the damage is due to the negligence or willful misconduct of any Tenant Related Party, Rent shall only abate to the extent the same is covered by rent loss insurance, if any, carried by Landlord.

15.6 Express Agreement. This Lease shall be considered an express agreement governing any case of damage to or destruction of the Premises by fire or other casualty; and any present or future Law that purports to govern the rights of Landlord and Tenant in such circumstances in the absence of express agreement is hereby waived by the parties and shall have no application.

ARTICLE 16

EMINENT DOMAIN

16.1 Entire Premises. If the whole of the Premises is lawfully taken by condemnation or in any other manner for any public or quasi-public purpose, this Lease shall terminate as of the earlier of the date of the date title vests or the date possession is given, and Rent shall be prorated to such date.

16.2 Partial Condemnation. If less than the whole of the Premises is so taken, this Lease shall be unaffected by such taking, except that (a) Tenant shall have the right to terminate this Lease by notice to Landlord given within ninety (90) days after the date of such taking if twenty-five percent (25%) or more of the Premises is taken and the remaining area of the Premises is not reasonably sufficient for Tenant to continue operation of its business; and (b) Landlord shall have the right to terminate this Lease by notice to Tenant given within ninety (90) days after the date of such taking. If either Landlord or Tenant so elects to terminate this Lease, this Lease shall terminate on the thirtieth (30th) day after either such notice. Rent shall be prorated to the date of such termination. If this Lease continues in force upon such partial taking, the Base Rent shall be equitably adjusted according to the remaining area of the Premises. Tenant’s obligation to pay Premises Operating Costs shall not be affected by any such partial taking of the Premises.

16.3 Proceeds of Award. In the event of any taking, partial or whole, all of the proceeds of any award, judgment, or settlement payable by the condemning authority shall be the exclusive property of Landlord, whether awarded as compensation for the damages to Landlord’s or Tenant’s interest in the Premises and whether or not awarded as compensation for diminution in value of the leasehold or to the fee of the Premises, and Tenant hereby assigns to Landlord all of its right, title, and interest in any award, judgment, or settlement from the condemning authority. Tenant, however, shall have the right, to the extent that Landlord’s award is not reduced or prejudiced, to claim from the condemning authority (but not from Landlord) such compensation as may be recoverable by Tenant in its own right for relocation expenses and damage to Tenant’s Property.

16.4 Repairs. In the event of a partial taking of the Premises that does not result in a termination of this Lease, Landlord shall restore the remaining portion of the Premises as nearly as practicable to its condition prior to the condemnation or taking. Tenant shall be responsible at its sole cost and expense for the repair, restoration, and replacement of Tenant’s Property.

ARTICLE 17

INDEMNIFICATION, WAIVER, RELEASE AND LIMITATION OF LIABILITY

17.1 Tenant’s Indemnity. Except for any injury or damage to persons or property on the Premises that is proximately caused by or results proximately from the gross negligence or willful misconduct of Landlord, no Landlord Related Parties shall be liable for, and Tenant will and does hereby indemnify, defend and hold harmless the Landlord Related Parties against and from all liabilities, obligations, suits, damages, penalties, claims, costs, charges and expenses, including, without limitation, reasonable attorneys’ fees and other professional fees (if and to the extent permitted by law), that may be imposed upon, incurred by, or asserted against Landlord or any of the Landlord Related Parties and arising, directly or indirectly, out of or in connection with Tenant’s use, occupancy or maintenance of the Premises including, without limitation, any of the following: a) any work or thing done in, on or about the Premises or any part thereof by any Tenant Related Party; b) any injury or damage to any person or property; c) any failure on the part of Tenant to perform or comply with any of the covenants, agreements, terms or conditions contained in this Lease; and d) any negligent or otherwise tortious act or omission of any Tenant Related Party. At Landlord’s request, Tenant shall, at Tenant’s expense and by counsel selected by Landlord, defend Landlord in any action or proceeding arising from any such claim or liability and shall indemnify Landlord against all costs, reasonable attorneys’ fees, expert witness fees, and any other expenses incurred in such action or proceeding.

17.2 Assumption of Risk. Tenant hereby assumes all risk of damage or injury to any person or property in, on, or about the Premises from any cause other than the gross negligence or willful misconduct of Landlord. Tenant, to the fullest extent permitted by law and as a material part of the consideration to Landlord for this Lease, hereby waives and releases all claims against any Landlord Related Parties with respect to all matters for which Landlord has disclaimed liability pursuant to the provisions of this Lease. Tenant agrees that, unless expressly provided herein, no Landlord Related Parties will be liable for any loss, injury, death, or damage to persons, property, or Tenant’s business resulting from any of the following, regardless of whether the same is due to the active or passive negligence of any Landlord Related Party: a) theft; b) Force Majeure, order of governmental body or authority, fire, explosion, or falling objects; c) any accident or occurrence in the Premises caused by the Premises becoming out of repair or by the obstruction, breakage or defect in or failure of equipment, pipes, sprinklers, wiring, plumbing, heating, ventilation and air-conditioning or lighting fixtures of the Buildings or by broken glass or by the backing up of drains, or by gas, water, steam, electricity or oil leaking, escaping or flowing into or out of the Premises; d) construction, repair or alteration of the Premises, unless due to solely to the gross negligence or willful misconduct of Landlord; e) business interruption or loss of use of the Premises; f) any diminution or shutting off of light, air or view by any structure erected on any land adjacent to the Premises, even if Landlord is the adjacent land owner; g) mold or indoor air quality; h) any acts or omissions of any occupant of or visitor to the Premises; or i) any cause beyond Landlord’s control. In no event shall Landlord be liable for indirect, consequential, or punitive damages, including, without limitation, any damages based on lost profits. None of the foregoing shall be considered a constructive eviction of Tenant, nor shall the same entitle Tenant to an abatement of Rent.

17.3 Waiver of Subrogation. Anything in this Lease to the contrary notwithstanding, Landlord and Tenant each hereby waives any and all rights of recovery, claim, action or cause of action against the other for any loss or damage to any property of Landlord or Tenant, arising from any cause that (a) would be insured against under the terms of any property insurance required to be carried hereunder; or (b) is insured against under the terms of any property insurance actually carried, regardless of whether the same is required hereunder. The foregoing waiver shall apply regardless of the cause or origin of such claim, including but not limited to the negligence of a party, or such party’s agents, officers, employees or contractors. The foregoing waiver shall not apply if it would have the effect, but only to the extent of such effect, of invalidating any insurance coverage of Landlord or Tenant. The foregoing waiver shall also apply to any deductible, as if the same were a part of the insurance recovery.

17.4 Limitation of Landlord Liability. Neither Landlord nor any Landlord Related Party shall have any personal liability with respect to any of the provisions of the Lease, or the Premises. If Landlord is in breach or default with respect to Landlord’s obligations under the Lease, Tenant shall look solely to the equity interest of Landlord in the Premises for the satisfaction of Tenant’s remedies or judgments. No other real, personal, or mixed property of any Landlord Related Parties, wherever situated, shall be subject to levy to satisfy such judgment. Upon any Transfer of Landlord’s interest in this Lease or in the Premises, the transferring Landlord shall have no liability or obligation for matters arising under this Lease from and after the date of such Transfer.

ARTICLE 18

TENANT’S INSURANCE

18.1 Required Coverage. As provided in Section 2.16 above, Landlord shall be responsible for insuring the Buildings and appurtenant improvements for the full replacement cost thereof against the risks covered by broad form property insurance. Tenant shall maintain the following coverages in the following amounts.

18.1.1 Commercial General Liability Insurance (or its equivalent) covering the insured against claims of bodily injury and death, personal injury and property damage arising out of Tenant’s operations, assumed liabilities or use of the Premises, for limits of liability not less than Two Million and No/100 Dollars ($2,000,000.00) combined single limit per occurrence and Five Million and No/100 Dollars ($5,000,000.00) combined single limit annual aggregate.

18.1.2 Property Insurance covering (a) Tenant’s Property, (b) any improvements and alterations made by Tenant or at Tenant’s request. Such insurance shall be written on a “Causes of Loss – Special Form” basis (or its equivalent), for the full replacement cost (as shall be approved by Landlord) without deduction for depreciation, and shall include coverage for vandalism, malicious mischief and sprinkler leakage. The proceeds of such insurance shall be used for the repair or replacement of the property so insured. Upon termination of this Lease following a casualty as set forth herein the proceeds under (a) shall be paid to Tenant and the proceeds under (b) in excess of Tenant’s unamortized cost associated therewith shall be paid to Landlord. Notwithstanding the foregoing, Landlord shall have the option at any time, upon three (3) months’ notice to Tenant, to procure property insurance covering leasehold improvements on all the premises throughout the Buildings, and thereafter the premium of such policy shall be an element of Premises Operating Costs.

18.1.3 Business Income and Extra Expense insurance (or its equivalent) in such amounts as will reimburse Tenant for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent tenants or attributable to prevention of access to the Premises or to the Building as a result of such perils, for a period of not less than twelve (12) months.

18.1.4 Statutory worker’s compensation, together with employer’s liability coverage at limits of:

$500,000 Each Accident

$500,000 Each Employee by Disease

$500,000 Policy Limit by Disease

18.2 Form of Policies. The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease. All liability insurance shall a) name Landlord, and, at Landlord’s request, any Mortgagee, each as an additional insured, as their respective interests may appear; b) specifically cover the liability assumed by Tenant under this Lease, including, but not limited to, Tenant’s indemnity obligations under this Lease; c) be issued by an insurance company having a rating of not less than A- IX in Best’s Insurance Guide or that is otherwise acceptable to Landlord and licensed to do business in the State; d) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord shall be excess and non-contributing with any insurance requirement of Tenant; e) provide that said insurance shall not be canceled, expire or coverage reduced unless thirty (30) days’ prior notice shall have been given to Landlord; and f) if Tenant has a tangible net worth of less than Ten Million and No/100 Dollars ($10,000,000.00), have a deductible not greater than Five Thousand and No/100 Dollars ($5,000.00).

18.3 Evidence of Insurance. Tenant shall deliver a copy of each paid-up policy (authenticated by the insurer) or other evidence of insurance reasonably satisfactory to Landlord, evidencing the existence and amount of each insurance policy required hereunder on or before the Commencement Date and at least thirty (30) days before the expiration dates of the applicable policies. Landlord may, at any time and from time to time, inspect or copy any insurance policies that this Lease requires Tenant to maintain. Tenant shall furnish Landlord with renewals or “binders” of each policy at least ten (10) days prior to the expiration thereof. Tenant agrees that, if Tenant does not obtain and maintain such insurance, Landlord may (but shall not be required to) after five (5) days’ notice to Tenant during which time Tenant does not supply Landlord evidence of the required insurance, procure said insurance on Tenant’s behalf and charge Tenant the premiums therefor, payable upon demand. Tenant shall have the right to provide the insurance required hereunder pursuant to blanket policies obtained by Tenant, provided such blanket policies afford coverage as required by this Lease.

18.4 Additional Insurance Obligations. Landlord may require (a) that Tenant obtain additional types of insurance, including but not limited to earthquake, sprinkler leakage by earthquake, environmental and terrorism insurance; to the extent such coverages are either (i) standard for similar properties in the same geographic area as the Property and are available at commercially reasonable rates, or (ii) are otherwise reasonably required by Landlord; and (b) from time to time, but not more frequently than once during the Term, increases in the policy limits for all insurance to be carried by Tenant as set forth herein, in order to reflect standard limits for similar properties.

18.5 Independent Obligations. Tenant acknowledges and agrees that Tenant’s insurance obligations under this Lease are independent of Tenant’s indemnity obligations, liabilities and duties under this Lease.

ARTICLE 19

DEFAULT

19.1 Tenant’s Default. A “Default” shall mean the occurrence of any one or more of the following events:

19.1.1 Tenant’s failure to pay any Rent when due, where such failure shall continue for a period of five (5) days after written notice thereof from Landlord to Tenant. In the event that Landlord serves Tenant with a Notice to Pay Rent or Quit pursuant to applicable Unlawful Detainer statutes, such Notice to Pay Rent or Quit shall also constitute the notice required by this subsection.

19.1.2 Tenant fails to cure a material breach of its non-monetary obligations under this Lease within thirty (30) days after notice of default from Landlord; provided, however, that if the nature of the subject breach is such that it is curable but cannot be reasonably cured within said 30- day period, such 30-day period shall be extended for a reasonable additional period of time so long as Tenant commences to cure the subject breach within said 30-day period of time and thereafter diligently prosecutes the cure to completion;

19.1.3 Tenant fails to deliver any estoppel certificates or subordination agreements within the periods set forth in this Lease.

19.1.4 The levy of a writ of attachment or execution on this Lease or on any of Tenant’s property.

19.1.5 Tenant’s general assignment for the benefit of creditors or arrangement, composition, extension, or adjustment with its creditors.

19.1.6 Tenant becomes insolvent or bankrupt or admits in writing its inability to pay its debts as they mature.

19.1.7 Proceedings for the appointment of a trustee, custodian or receiver of Tenant or for all or a part of Tenant’s property are filed by or against Tenant, and, if filed against Tenant involuntarily, are not dismissed within sixty (60) days of filing.

19.1.8 Proceedings in bankruptcy, or other proceedings for relief under any law for the relief of debtors, are instituted by or against Tenant, and, if instituted against Tenant involuntarily, are not dismissed within sixty (60) days of filing.

19.1.9 Tenant makes an anticipatory breach of this Lease. “Anticipatory breach” shall mean either (a) Tenant’s repudiation of this Lease in writing; or (b) the combination of (i) Tenant’s desertion or vacation of the Premises or removal of all or a substantial amount of Tenant’s inventory, equipment, furniture and fixtures from the Premises; and (ii) Tenant’s failure to pay any Rent under this Lease when due.

19.1.10 Tenant shall repeatedly fail to pay Rent when due or any other charges required to be paid, or shall repeatedly default in keeping, observing or performing any other covenant, agreement, condition or provision of this Lease, whether or not Tenant shall timely cure any such payment or other default. For the purposes of this subsection, the occurrence of similar defaults two (2) times during any twelve (12) month period shall constitute a repeated default.

Any notice periods provided for under this Section shall run concurrently with any statutory notice periods and any notice given hereunder may be given simultaneously with or incorporated into any such statutory notice.

19.2 Landlord’s Default. If Landlord fails to perform any covenant, condition, or agreement contained in this Lease within thirty (30) days after receipt of notice from Tenant, or if such default cannot reasonably be cured within thirty (30) days, and if Landlord fails to commence to cure within such thirty (30) day period or to diligently prosecute the same to completion, then, subject to the other limitations set forth elsewhere in this Lease, Landlord shall be liable to Tenant for any damages sustained by Tenant as a result of Landlord’s breach; provided, however, that in no event shall (a) Landlord be liable for indirect, consequential or punitive damages, including, without limitation, any damages based on lost profits; or (b) Tenant have the right to terminate this Lease on account of a Landlord default. Tenant shall not have the right to withhold, reduce or offset any amount against any payments of Rent or any other charges due and payable under this Lease unless Tenant has obtained a final, non-appealable judgment against Landlord for the amount due.

ARTICLE 20

LANDLORD REMEDIES AND DAMAGES

20.1 Remedies. In the event of a Default, then in addition to any other rights or remedies Landlord may have at law or in equity, Landlord shall have the right, at Landlord’s option, without further notice or demand of any kind, to do any or all of the following without prejudice to any other remedy that Landlord may have (but only as permitted to a landlord by applicable Law):

20.1.1 Terminate this Lease and Tenant’s right to possession of the Premises by giving notice to Tenant. Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may re-enter the Premises and take possession thereof and expel or remove Tenant and any other party who may be occupying the Premises, or any part thereof, whereupon Tenant shall have no further claim to the Premises or under this Lease.

20.1.2 Continue this Lease in full force and effect, whether or not Tenant has vacated or abandoned the Premises, and sue upon and collect any unpaid Rent or other charges, that have or thereafter become due and payable.

20.1.3 Continue this Lease in effect, but terminate Tenant’s right to possession of the Premises and re-enter the Premises and take possession thereof, whereupon Tenant shall have no further claim to the Premises without the same constituting an acceptance of surrender.

20.1.4 In the event of any re-entry or retaking of possession by Landlord, Landlord shall have the right, but not the obligation, (a) to expel or remove Tenant and any other party who may be occupying the Premises, or any part thereof; and (b) to remove all or any part of Tenant’s or any other occupant’s property on the Premises and to place such property in storage at a public warehouse at the expense and risk of Tenant.

20.1.5 Landlord may relet the Premises without thereby avoiding or terminating this Lease (if the same has not been previously terminated), and Tenant shall remain liable for any and all Rent and other charges and expenses hereunder. For the purpose of reletting, Landlord is authorized to make such repairs or alterations to the Premises as may be necessary in the sole discretion of Landlord for the purpose of such reletting, and if a sufficient sum is not realized from such reletting (after payment of all costs and expenses of such repairs, alterations and the expense of such reletting (including, without limitation, reasonable attorney and brokerage fees) and the collection of rent accruing therefrom) each month to equal the Rent, then Tenant shall pay such deficiency each month upon demand therefor. Actions to collect such amounts may be brought from time to time, on one or more occasions, without the necessity of Landlord’s waiting until the expiration of the Term.

20.1.6 Without any further notice or demand, Landlord may enter upon the Premises, if necessary, without being liable for prosecution or claim for damages therefor, and do whatever Tenant is obligated to do under the terms of the Lease Tenant agrees to reimburse Landlord on demand for any reasonable expenses that Landlord may incur in effecting compliance with Tenant’s obligations under the Lease. Tenant further agrees that Landlord shall not be liable for any damages resulting to Tenant from such action, unless caused by the gross negligence or willful misconduct of Landlord (but subject to the other limitations on Landlord’s liability set forth in this Lease). Notwithstanding anything herein to the contrary, Landlord will have no obligation to cure any Default of Tenant.

20.1.7 Landlord shall at all times have the right, without prior demand or notice except as required by Law, to seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof, without the necessity of proving the inadequacy of any legal remedy or irreparable harm.

20.1.8 Without notice to Tenant, Landlord may change or re-key all locks to entrances to the Premises, and Landlord shall have no obligation to give Tenant notice thereof or to provide Tenant with a key to the Premises.

20.1.9 The rights given to Landlord in this Article are cumulative and shall be in addition and supplemental to all other rights or remedies that Landlord may have under this Lease and under applicable Laws or in equity.

20.2 Damages. Should Landlord elect to terminate this Lease or Tenant’s right to possession under the provisions above, Landlord may recover the following damages from Tenant:

20.2.1 Past Rent. The worth at the time of the award of any unpaid Rent that had been earned at the time of termination; plus

20.2.2 Rent Prior to Award. The worth at the time of the award of the unpaid Rent that would have been earned after termination, until the time of award; plus

20.2.3 Rent After Award. The worth at the time of the award of the amount by which the unpaid Rent for the balance of the term after the time of award exceeds the amount of the rental loss that Tenant proves could have been reasonably avoided, if any; plus

20.2.4 Proximately Caused Damages. Any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or that in the ordinary course of things would be likely to result therefrom, including, but not limited to, any costs or expenses (including, without limitation, reasonable attorneys’ fees), incurred by Landlord in (a) retaking possession of the Premises; (b) maintaining the Premises after Default; (c) preparing the Premises or any portion thereof for reletting to a new tenant, including, without limitation, any repairs or alterations, whether for the same or a different use; (d) reletting the Premises, including but not limited to, advertising expenses, brokers’ commissions and fees; and (e) any special concessions made to obtain a new tenant.

20.2.5 Other Damages. At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by Law.

As used in subsections 20.2.1 and 20.2.2, the phrase “worth at the time of the award” shall be computed by adding interest on all such sums from the date when originally due at the Interest Rate. As used in subsection 20.2.3, the phrase “worth at the time of the award” shall be computed by discounting the sum in question at the Federal Reserve rate promulgated by the Federal Reserve office for the district in which the Premises are located, plus one percent (1%).

20.3 Rent after Termination. Tenant specifically acknowledges and agrees that Landlord shall have the right to continue to collect Rent after any termination (whether said termination occurs through eviction proceedings or as a result of some other early termination pursuant to this Lease) for the remainder of the Term, less any amounts collected by Landlord from the reletting of the Premises, but in no event shall Tenant be entitled to receive any excess of any such rents collected over the Rent.

20.4 No Termination. A termination of this Lease by Landlord or the recovery of possession of the Premises by Landlord or any voluntary or other surrender of this Lease by Tenant or a mutual cancellation thereof, shall not work a merger and shall at the option of Landlord, terminate all or any existing franchises or concessions, licenses, permits, subleases, subtenancies or the like between Tenant and any third party with respect to the Premises, or may, at the option of Landlord, operate as an assignment to Landlord of Tenant’s interest in same.

20.5 Waiver of Demand. All demands for Rent and all other demands, notices and entries, whether provided for under common law or otherwise, that are not expressly required by the terms hereof, are hereby waived by Tenant.

20.6 Waiver of Redemption. Tenant hereby waives, relinquishes and releases for itself and for all those claiming under Tenant any right of occupancy of the Premises following termination of this Lease, and any right to redeem or reinstate this Lease by order or judgment of any court or by any legal process or writ under present or future Laws.

20.7 Deficiency. If it is necessary for Landlord to bring suit in order to collect any deficiency, Landlord shall have the right to allow such deficiencies to accumulate and to bring an action on several or all of the accrued deficiencies at one time. Any such suit shall not prejudice in any way the right of Landlord to bring a similar action for any subsequent deficiency or deficiencies.

20.8 Counterclaim. Tenant hereby waives any right to plead any counterclaim, offset or affirmative defense in any action or proceedings brought by Landlord against Tenant for possession of the Premises or otherwise, for the recovery of possession based upon the non-payment of Rent or any other Default. The foregoing shall not, however, be construed as a waiver of Tenant’s right to assert any claim in a separate action brought by Tenant against Landlord. In the event Tenant must, because of applicable court rules or statutes, interpose any counterclaim or other claim against Landlord in such proceedings, Landlord and Tenant agree that, in addition to any other lawful remedy of Landlord, upon motion of Landlord, such counterclaim or other claim asserted by Tenant shall be severed from the proceedings instituted by Landlord (and, if necessary, transferred to a court of different jurisdiction), and the proceedings instituted by Landlord may proceed to final judgment separately and apart from and without consolidation with or reference to the status of any such counterclaim or any other claim asserted by Tenant.

20.9 Mitigation of Damages. Both Landlord and Tenant shall each use commercially reasonable efforts to mitigate any damages resulting from a default of the other party under this Lease; provided that any failure by Landlord to mitigate damages in accordance with the foregoing shall not give rise to any liability of Landlord for breach of this Lease, but shall only serve to reduce the recovery by Landlord by the amount of damages that Tenant proves could reasonably have been avoided. Subject to the foregoing, Landlord’s obligation to mitigate damages after a Default shall be satisfied in full if Landlord undertakes to lease the Premises to another tenant (a “Substitute Tenant”) in accordance with the following criteria:

20.9.1 Landlord shall have no obligation to solicit or entertain negotiations with any Substitute Tenant until Landlord obtains full and complete possession of the Premises including, without limitation, the final and unappealable legal right to relet the Premises free of any claim of Tenant.

20.9.2 Landlord shall not be obligated to lease the Premises to a Substitute Tenant for a rental amount less than the greater of (a) the current fair market rental then prevailing for similar uses in comparable buildings in the same market area as the Premises, and (b) the rental rate payable under this Lease.

20.9.3 Landlord shall not be obligated to enter into a lease with any Substitute Tenant whose use would:

1.	Violate any restriction, covenant, or requirement contained in any other agreement to which Landlord is a party;

2.	Be inconsistent with the Permitted Use.

20.9.4 Landlord shall not be obligated to enter into a lease with any Substitute Tenant that does not have, in Landlord’s reasonable opinion, sufficient financial resources or operating experience to operate the Premises in a first-class manner.

20.9.5 Landlord shall not be required to expend any amount of money to alter, remodel, or otherwise make the Premises suitable for use by a Substitute Tenant unless:

1.	Tenant pays any such sum to Landlord in advance of Landlord’s execution of a lease with such Substitute Tenant (which payment shall not be in lieu of any damages or other sums to which Landlord may be entitled as a result of Tenant’s Default); or

2.	Landlord determines that any such expenditure is financially justified in connection with entering into any such lease.

20.10 Upon compliance with the above criteria regarding the releasing of the Premises after a Default, Landlord shall be deemed to have fully satisfied Landlord’s obligation to mitigate damages under this Lease and under any Law, and Tenant waives and releases, to the fullest extent legally permissible, any right to assert in any action by Landlord to enforce the terms of this Lease, any defense, counterclaim, or rights of setoff or recoupment respecting the mitigation of damages by Landlord, unless and to the extent Landlord maliciously or in bad faith fails to act in accordance with the requirements of this Section. Until Landlord is able, through such efforts, to relet the Premises, Tenant must pay to Landlord, on or before the first day of each calendar month, the monthly Rent and any other charges provided in this Lease. No such reletting shall be construed as an election on the part of Landlord to terminate this Lease unless Landlord gives Tenant a notice of such intention. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach.

ARTICLE 21

BANKRUPTCY

21.1 In the event a petition is filed by or against Tenant under the Bankruptcy Code, Tenant, as debtor and debtor in possession, and any trustee who may be appointed agree to adequately protect Landlord as follows:

21.1.1 to pay monthly in advance on the first day of each month as reasonable compensation for use and occupancy of the Premises an amount equal to all Rent due pursuant to this Lease;

21.1.2 to perform each and every obligation of Tenant under this Lease until such time as this Lease is either rejected or assumed by order of a court of competent jurisdiction;

21.1.3 to determine within one hundred twenty (120) days after the filing of such petition whether to assume or reject this Lease;

21.1.4 to give Landlord at least thirty (30) days’ prior notice, unless a shorter period is agreed to in writing by the parties, of any proceeding relating to any assumption of this Lease;

21.1.5 to give at least thirty (30) days’ prior notice of any vacation or abandonment of the Premises, any such vacation or abandonment to be deemed a rejection of this Lease; and

21.1.6 to do all other things to benefit Landlord otherwise required under the Bankruptcy Code.

This Lease shall be deemed rejected in the event of the failure to comply with any of the above.

21.2 In order to provide Landlord with the assurance contemplated by the Bankruptcy Code, the following obligations must be fulfilled, in addition to any other reasonable obligations that Landlord may require, before any assumption of this Lease is effective: a) all monetary Defaults under this Lease must be cured within ten (10) days after the date of assumption; b) all other Defaults (other than those arising solely on account of the bankruptcy filing) must be cured within fifteen (15) days after the date of assumption; c) all actual monetary losses incurred by Landlord (including, but not limited to, reasonable attorneys’ fees) must be paid to Landlord within ten (10) days after the date of assumption; and d) Landlord must receive within ten (10) days after the date of assumption a security deposit in the amount of six (6) months’ Base Rent and an advance prepayment of three (3) months’ Base Rent.

21.3 In the event this Lease is assumed in accordance with the requirements of the Bankruptcy Code and this Lease, and is subsequently assigned, then, in addition to any other reasonable obligations that Landlord may require and in order to provide Landlord with the assurances contemplated by the Bankruptcy Code, Landlord must be provided with (a) a financial statement of the proposed assignee prepared in accordance with generally accepted accounting principles consistently applied, though on a cash basis, which reveals a net worth in an amount sufficient, in Landlord’s reasonable judgment, to assure the future performance by the proposed assignee of Tenant’s obligations under this Lease; or (b) a written guaranty by one or more guarantors with financial ability sufficient to assure the future performance of Tenant’s obligations under this Lease, such guaranty to be in form and content satisfactory to Landlord and to cover the performance of all of Tenant’s obligations under the Lease.

21.4 Neither Tenant nor any trustee who may be appointed in the event of the filing of a petition under the Bankruptcy Code shall conduct or permit the conduct of any “fire,” “bankruptcy,” “going out of business” or auction sale in or from the Premises.

ARTICLE 22

LIEN FOR RENT

In consideration of the mutual benefits arising under this Lease, Tenant hereby grants to Landlord a lien and security interest on all property of Tenant now or hereafter placed in or upon the Premises, and such property shall be and remain subject to such lien and security interest of Landlord for payment of all Rent. The provisions of this Article relating to such lien and security interest shall constitute a security agreement under the Uniform Commercial Code in force in the

State (the “UCC”) so that Landlord shall have and may enforce a security interest on all property of Tenant now or hereafter placed in or on the Premises, including, but not limited to, all fixtures, machinery, equipment, furnishings and other articles of personal property now or hereafter placed in or upon the Premises by Tenant. Landlord, as secured party, shall be entitled to all of the rights and remedies afforded a secured party under the UCC in addition to and cumulative of Landlord’s liens and rights provided by law or by the other terms and provisions of this Lease, and Landlord shall have the right to file a Financing Statement reflecting such lien.

ARTICLE 23

HOLDING OVER

If after expiration of the Term, Tenant remains in possession of the Premises, Landlord may, at its option, serve notice upon Tenant that such hold-over constitutes either: (a) a month-to-month tenancy upon all the provisions of this Lease (except as to Term and Base Rent); or (b) a tenancy at sufferance. If Landlord does not give said notice, Tenant’s hold-over shall create a tenancy at sufferance, subjecting Tenant to all the covenants and obligations of this Lease. In either event, the monthly installments of Base Rent shall be increased to one hundred fifty percent (150%) of the monthly installments of Base Rent in effect at the expiration of the Term. If a month-to-month tenancy is created, either party may terminate such tenancy by giving the other party at least thirty (30) days advance notice of the date of termination. In the case of a month-to-month tenancy or tenancy at sufferance, if Tenant shall hold over without the consent of Landlord after Landlord has given Tenant thirty (30) days prior written notice of termination, then Tenant shall also protect, defend, indemnify and hold Landlord harmless from all claims, losses, costs and expenses resulting from retention of possession by Tenant, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender and any lost rents or profits to Landlord resulting therefrom. The provisions of this Article shall not constitute a waiver by Landlord of any right of re-entry as otherwise available to Landlord, nor shall receipt of any rent or any other act appearing to affirm the tenancy operate as a waiver of the right to terminate this Lease for a breach by Tenant hereof.

ARTICLE 24

SURRENDER OF PREMISES

24.1 Upon the expiration or earlier termination of this Lease, Tenant shall peaceably surrender the Premises to Landlord broom-clean and in the same condition as on the date Tenant took possession, except for (a) reasonable wear and tear; (b) loss by fire or other casualty; and (c) loss by condemnation. All fixtures, equipment, improvements, and appurtenances attached to or built into the Premises at the commencement of or during the Term, whether or not by or at the expense of Tenant, other than Tenant’s Property, shall be and remain a part of the Premises, shall be the property of Landlord, and shall not be removed by Tenant, except as directed by Landlord. Tenant shall not be required to remove any leasehold improvements unless (i) such removal is necessary to ensure that the Premises comply with applicable code at the time of surrender, including but not limited to removal of wires located in risers and plenums without raceways or conduits; (ii) they were made without the consent of Landlord; or (iii) Landlord notified Tenant that removal would be required at the time Landlord approved Tenant’s plans therefor. Tenant’s Property shall be and shall remain the property of Tenant and may be removed by Tenant at any time during the Term; provided that, if any of Tenant’s Property is removed, Tenant shall promptly repair any damage to the Premises resulting from such removal. Internal floor coating/concrete hardener shall be left in sealed condition, including, without limitation, any areas that may be damaged by removal of Tenant’s fixtures. All interior walls should be left in good condition, and any holes from removal of Tenant’s fixtures must be patched.

24.2 If Tenant abandons or surrenders the Premises or is dispossessed by process of law or otherwise, any of Tenant’s Property left on the Premises shall be deemed abandoned, and, at Landlord’s option, title shall pass to Landlord under this Lease as by a bill of sale. If Landlord elects to remove all or any part of such Tenant’s Property, the reasonable cost of removal, storage and disposal of Tenant’s Property, including, without limitation, repairing any damage to the Premises or Building caused by such removal, shall be paid by Tenant. On the Expiration Date, Tenant shall surrender all keys, parking cards and other means of entry to the Premises (including, without limitation, the Buildings) and shall inform Landlord of the combinations and access codes for any locks and safes located in the Premises. It is specifically agreed that any and all telephonic, coaxial, ethernet, or other computer, word processing, facsimile, or electronic wiring (“Telecom Wiring”) and any other components of Tenant’s Telecommunications System shall be removed at Tenant’s cost at the expiration of the Term, unless Landlord has specifically requested in writing that the Telecom Wiring shall remain, whereupon the Telecom Wiring shall be surrendered with the Premises as Landlord’s property.

ARTICLE 25

BROKERAGE FEES

Tenant warrants and represents that it has not dealt with any real estate broker or agent in connection with this Lease or its negotiation. Tenant shall indemnify, defend and hold Landlord harmless from any cost, expense, or liability, (including, without limitation, costs of suits and reasonable attorneys’ fees) for any compensation, commission, or fees claimed by any other real estate broker or agent in connection with this Lease (including but not limited to any expansions of the Premises and renewals) or its negotiation.

ARTICLE 26

NOTICES

Any notice, demand, request, consent, covenant, approval or other communication to be given by one party to the other must be in writing and (except for statements and invoices to be given in the ordinary course hereunder, which may be sent by regular U.S. Mail) (a) delivered personally; (b) mailed by certified United States mail, postage prepaid, return receipt requested (except for statements and invoices to be given in the ordinary course hereunder, which may be sent by regular U.S. Mail); (c) sent by nationally recognized overnight courier; or (d) sent by telecopy and confirmed by one of the other methods set forth herein. The effective date of notice shall be (i) for any notice delivered in person, the date of delivery; (ii) for any notice by U.S. mail, three (3) days after the date of certification thereof; (iii) for any notice by overnight courier, the next Business Day after deposit with the courier; and (iv) for any notice by telecopy, the date of confirmation of receipt, if before 5:00 p.m. at the location delivered, or the next day if after 5:00 p.m. All notices shall be delivered or addressed to the parties at their respective addresses set forth on the Lease Summary. Either party may change the address at which it desires to receive notice upon giving notice of such request to the other party in the manner provided herein.

ARTICLE 27

SIGNAGE

[INTENTIONALLY DELETED]

ARTICLE 28

LENDER PROVISIONS

28.1 Subordination. After the Option Term, this Lease will be subject and subordinate to all future ground or underlying leases of the Property and to the lien of any mortgages, deed to secure debt, or trust deed, coming into force after the Option Term against the Property or the Buildings, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof (collectively, “Mortgages”), and to all advances made or hereafter to be made upon the security of such Mortgages. Landlord covenants that during the Option Term, the Premises will not be subject to any ground or underlying leases of the Property or to any lien of any mortgage, deeds to secure debt, or trust deeds. Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any mortgage, deed to secure debt or trust deed, or if any ground or underlying lease is terminated, to attorn, without any deductions or set-offs whatsoever, to the purchaser upon any such foreclosure sale, or to the lessor of such ground or underlying lease, as the case may be (the “Purchaser”), if so requested to do so by the Purchaser, and to recognize the Purchaser as the lessor under this Lease. In no event shall Tenant have a right of offset against amounts due any Purchaser on account of any defaults by Landlord under this Lease that pre-date the time the Purchaser becomes the lessor hereunder, nor shall any Purchaser be liable for any such defaults by Landlord. Tenant shall, within ten (10) Business Days of request by Landlord, execute such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any Mortgages. Tenant waives the provisions of any current or future statute, rule or law that may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of Tenant hereunder in the event of any foreclosure proceeding or sale. Notwithstanding the provisions hereof, should any Mortgagee require that this Lease be prior rather than subordinate to its Mortgage, or require that Tenant attorn to any Purchaser, then in such event, this Lease shall become prior and superior to such Mortgage, or Tenant shall so attorn, upon notice to that effect to Tenant from such Mortgagee. The aforesaid superiority of this Lease to any Mortgage shall be self-operative upon the giving of such notice and no further documentation other than such notice shall be required to effectuate such superiority or attornment. In the event Landlord or such Mortgagee desires confirmation of such superiority or attornment, Tenant shall, promptly upon request therefor by Landlord or such Mortgagee, and without charge therefor, execute a document acknowledging such priority or attornment obligation to the Mortgagee as Landlord in the event of foreclosure or deed in lieu thereof or termination of a ground lease.

28.2 Estoppel Certificates. Within ten (10) days after written request from Landlord, Tenant shall execute and deliver to Landlord, or Landlord’s designee, a written statement certifying (a) that this Lease is unmodified and in full force and effect or is in full force and effect as modified and stating the modifications; (b) the amount of Base Rent and the date to which Base Rent and Additional Rent have been paid in advance; (c) the amount of any security deposit with Landlord; (d) that Landlord is not in default hereunder or, if Landlord is claimed to be in default, stating the nature of any claimed default; and (e) such other matters as may be requested. Landlord and any purchaser, assignee, or Mortgagee may rely upon any such statement. Tenant’s failure to execute and deliver such statement within the time required shall be conclusive against Tenant (1) that this Lease is in full force and effect and has not been modified except as represented by Landlord; (2) that there are no uncured defaults in Landlord’s performance and that Tenant has no right of offset, counterclaim, or deduction against Rent; (3) not more than one (1) month’s Rent has been paid in advance; and (4) as to the truth and accuracy of any other matters set forth in the statement as submitted to Tenant.

28.3 Notice and Cure Rights. Tenant agrees to notify any Mortgagee whose address has been furnished to Tenant, of any notice of default served by Tenant on Landlord. If Landlord fails to cure such default within the time provided for in this Lease, such Mortgagee shall have an additional thirty (30) days to cure such default; provided that, if such default cannot reasonably be cured within that thirty (30) day period, then such Mortgagee shall have such additional time to cure the default as is reasonably necessary under the circumstances.

28.4 Changes Requested by Mortgagee. Tenant shall not unreasonably withhold its consent to changes or amendments to this Lease requested by a Mortgagee, so long as such changes do not alter the basic business terms of this Lease or otherwise materially diminish any rights or materially increase any obligations of Tenant.

ARTICLE 29

MISCELLANEOUS

29.1 Quiet Enjoyment. Tenant, upon paying the Rent and performing all of its obligations under this Lease, shall peaceably and quietly enjoy the Premises, subject to the terms of this Lease and to any mortgage, deed of trust, lease, or other agreement to which this Lease may be subordinated.

29.2 [INTENTIONALLY DELETED]

29.3 Force Majeure. Any prevention, delay, or stoppage of work to be performed by Landlord or Tenant that is due to Force Majeure shall excuse performance of the work by that party for a period equal to the duration of that prevention, delay, or stoppage. Nothing in this Section 29.3 shall excuse or delay Tenant’s obligation to pay Rent or other charges under this Lease.

29.4 Accord and Satisfaction; Allocation of Payment. No payment by Tenant or receipt by Landlord of a lesser amount than the Rent provided for in this Lease shall be deemed to be other than on account of the earliest due Rent; nor shall any endorsement or statement on any check or letter accompanying any check or payment as Rent be deemed an accord and satisfaction. Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of the Rent or pursue any other remedy provided for in this Lease. In connection with the foregoing, Landlord shall have the absolute right in its sole discretion to apply any payment received from Tenant to any account or other payment of Tenant then not current and due or delinquent.

29.5 Attorneys’ and Other Fees. Should either party institute any action or proceeding to enforce or interpret this Lease or any provision hereof, for damages by reason of any alleged breach of this Lease or of any provision hereof, or for a declaration of rights hereunder, the prevailing party in any such action or proceeding shall be awarded from the other party all costs and expenses, including, without limitation, attorneys’ and other fees, reasonably incurred in good faith by the prevailing party in connection with such action or proceeding. The term “attorneys’ and other fees” shall mean and include reasonable attorneys’ fees, accountants fees, expert witness fees and any and all consultants and other similar fees incurred in connection with the action or proceeding and preparations therefor. The term “action or proceeding” shall mean and include actions, proceedings, suits, arbitrations, appeals and other similar proceedings.

29.6 Construction. Headings at the beginning of each Article, Section and subsection are solely for the convenience of the parties only and in no way define, limit, or enlarge the scope or meaning of this Lease. Except as otherwise provided in this Lease, all exhibits referred to herein are attached hereto and are incorporated herein by this reference. This Lease shall not be construed as if either Landlord or Tenant had prepared it, but rather as if both Landlord and Tenant had prepared it.

29.7 Confidentiality. Tenant acknowledges that the content of this Lease and any related documents are confidential information. Tenant shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than Tenant’s financial, legal, and space planning consultants or as required by Law. In addition to any other remedies to which Landlord may be entitled if Tenant breaches the foregoing covenant, Landlord shall have the right to increase the Rent to then current market rent for the Building.

29.8 Governing Law. This Lease shall be governed by, interpreted under, and construed and enforced in accordance with the Laws of the Commonwealth of Virginia applicable to agreements made and to be performed wholly within Virginia.

29.9 Consent. Unless otherwise expressly set forth herein, all consents and decisions required or permitted of Landlord hereunder shall be granted, withheld and made in Landlord’s sole discretion; provided, however, that if Landlord does not reject or withhold a written request for consent or a decision made by Tenant to Landlord within 30 days of Landlord’s receipt of such request, then Landlord shall be deemed to have approved such request. All consents and approvals required from Landlord hereunder shall be subject to the requirement that Landlord be reimbursed within fifteen (15) days of Landlord’s written demand for attorneys’ and consultants’ fees and costs incurred in connection therewith. Tenant shall have no claim and hereby waives the right to any claim against Landlord for money damages by reason of any refusal, withholding, or delaying by Landlord of any consent, approval, statement, or satisfaction that Landlord has agreed shall be subject to a standard of reasonableness. In such event, Tenant’s only remedy therefor shall be an action for specific performance, injunction, or declaratory judgment to enforce any right to such consent, approval, statement, or satisfaction.

29.10 Authority. [INTENTIONALLY DELETED]

29.11 Duplicate Originals; Counterparts. This Lease may be executed in any number of duplicate originals, all of which shall be of equal legal force and effect. Additionally, this Lease may be executed in counterparts, but shall become effective only after each party has executed a counterpart hereof; all said counterparts, when taken together, shall constitute the entire single agreement between the parties.

29.12 Further Assurances. Landlord and Tenant each agree to execute any and all other documents and to take any further actions reasonably necessary to consummate the transactions contemplated hereby.

29.13 [INTENTIONALLY DELETED]

29.14 Recording. Tenant shall not record this Lease without the prior consent of Landlord.

29.15 Severability. In the event any portion of this Lease shall be declared by any court of competent jurisdiction to be invalid, illegal or unenforceable, such portion shall be deemed severed from this Lease, and the remaining parts hereof shall remain in full force and effect, as fully as though such invalid, illegal or unenforceable portion had never been part of this Lease.

29.16 Survival. All indemnity and other unsatisfied obligations set forth in this Lease shall survive the termination or expiration hereof.

29.17 WAIVER OF TRIAL BY JURY. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS LEASE, OR THE TRANSACTIONS OR MATTERS RELATED HERETO OR CONTEMPLATED HEREBY.

29.18 Successors and Assigns. Subject to the terms and conditions of Article 14 of this Lease, this Lease shall apply to and bind the heirs, personal representatives, and permitted successors and assigns of the parties.

29.19 Integration of Other Agreements; Amendments. This Lease and the APA set forth the entire agreement and understanding of the parties with respect to the matters set forth herein and supersedes all previous written or oral understandings, agreements, contracts, correspondence and documentation with respect thereto. Any oral representations or modifications concerning this Lease shall be of no force or effect. No provisions of this Lease may be amended or added to except by an agreement in writing signed by the parties or their respective successors in interest.

29.20 TIME OF THE ESSENCE. TIME IS OF THE ESSENCE OF THIS LEASE AND EACH AND EVERY TERM AND PROVISION HEREOF.

29.21 Waiver. The waiver by a party of any breach of any term, covenant, or condition of this Lease shall not be deemed a waiver of such term, covenant, or condition or of any subsequent breach of the same or any other term, covenant, or condition. No delay or omission in the exercise of any right or remedy of a party shall impair such right or remedy or be construed as a waiver of any default of the other party. Consent to or approval of any act by a party requiring consent or approval of the other party shall not be deemed to waive or render unnecessary such consent to or approval of any subsequent act. Any waiver must be in writing and shall not be a waiver of any other matter concerning the same or any other provision of this Lease.

29.22 No Surrender. No act or conduct of Landlord, including, without limitation, the acceptance of keys to the Premises, shall constitute an acceptance of the surrender of the Premises by Tenant before the expiration of the Term. Only a written notice from Landlord to Tenant shall constitute acceptance of the surrender of the Premises and accomplish a termination of the Lease.

29.23 Number and Gender. As used in this Lease, the neuter includes masculine and feminine, the singular includes the plural and the use of the word “including” shall mean “including without limitation.”

29.24 Days. The term “days,” as used herein, shall mean actual days occurring, including Saturdays, Sundays and Holidays.

29.25 [INTENTIONALLY DELETED]

29.26 No Third Party Beneficiaries. Except as otherwise provided herein, no person or entity shall be deemed to be a third party beneficiary hereof, including but not limited to any brokers, and nothing in this Lease, (either expressed or implied) is intended to confer upon any person or entity, other than Landlord and Tenant (and their respective nominees, successors and assigns), any rights, remedies, obligations or liabilities under or by reason of this Lease.

29.27 No Other Inducements. It is expressly warranted by each of the undersigned parties that no promise or inducement has been offered except as herein set forth and in the APA and that this Lease is executed without reliance upon any statement or representation of any person or party or its representatives concerning the nature and extent of damages, costs and/or legal liability therefor.

29.28 Independent Covenants. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent. Tenant hereby expressly waives the benefit of any Laws to the contrary and agrees that if Landlord fails to perform any of its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord’s expense or to any setoff of Rent.

29.29 No Discrimination. Tenant covenants by and for itself, its heirs, executors, administrators and assigns, and all persons claiming under or through Tenant, and this Lease is made and accepted upon and subject to the condition that there shall be no discrimination against or segregation of any person or group of persons, on account of race, color, creed, sex, religion, marital status, ancestry or national origin in the leasing, subleasing, transferring, use, or enjoyment of the Premises, nor shall Tenant itself, or any person claiming under or through Tenant, establish or permit such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy, of tenants, lessees, sublessees, subtenants or vendees in the Premises.

29.30 OFAC Compliance.

29.30.1 As used herein “Blocked Party” shall mean any party or nation that (a) is listed on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Asset Control, Department of the U.S. Treasury (“OFAC”) pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) or other similar requirements contained in the rules and regulations of OFAC (the “Order”) or in any enabling legislation or other Executive Orders in respect thereof (the Order and such other rules, regulations, legislation, or orders are collectively called the “Orders”) or on any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Orders (such lists are collectively referred to as the “Lists”); or (b) has been determined by competent authority to be subject to the prohibitions contained in the Orders.

29.30.2 As a material inducement for Landlord entering into this Lease, Tenant warrants and represents that none of Tenant, any Affiliate of Tenant, any partner, member or stockholder in Tenant or any Affiliate of Tenant, or any beneficial owner of Tenant, any Affiliate of Tenant or any such partner, member or stockholder of Tenant (collectively, a “Tenant Owner”): (a) is a Blocked Party; (b) is owned or controlled by, or is acting, directly or indirectly, for or on behalf of, any Blocked Party; or (c) has instigated, negotiated, facilitated, executed or otherwise engaged in this Lease, directly or indirectly, on behalf of any Blocked Party. Tenant shall immediately notify Landlord if any of the foregoing warranties and representations becomes untrue during the Term.

29.30.3 Tenant shall not: (a) transfer or permit the transfer of any interest in Tenant or any Tenant Owner to any Blocked Party; or (b) make a Transfer to any Blocked Party or party who is engaged in illegal activities.

29.30.4 If at any time during the Term (a) Tenant or any Tenant Owner becomes a Blocked Party or is convicted, pleads nolo contendere, or is indicted, arraigned, or custodially detained on charges involving money laundering or predicate crimes to money laundering; (b) any of the representations or warranties set forth in this Section become untrue; or (c) Tenant breaches any of the covenants set forth in this Section, the same shall constitute a Default. In addition to any other remedies to which Landlord may be entitled on account of such Default, Landlord may immediately terminate this Lease and refuse to pay any Allowance or other disbursements due to Tenant under this Lease.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF the parties have executed this Lease, under seal, as of the date first-above written.

LANDLORD:

NAUTILUS, INC.
Witness:	a Washington corporation

	By:	/s/ Kenneth L. Fish
	Printed Name:	Kenneth L. Fish
Date:	Title:	CFO
	Date:	February 22, 2010
(SEAL)

TENANT:

MED-FIT SYSTEMS, INC.,
Witness:	a California corporation

	By:	/s/ Dean Sbragia
	Printed Name:	Dean Sbragia
Date:	Title:	President
	Date:	2/22/10
(SEAL)

EXHIBIT A - LEGAL DESCRIPTION OF PREMISES

The Premises are the real property described below

together with all improvements thereon.

The Premises are located in the Town of Independence, County of Grayson, Commonwealth of Virginia, and are more particularly described as follows:

Tract 1, Parcels 1-8: Tax Map No. 73A3-A-28; 73A3-A-31; 53-A-76B; 73A3-A-30; 53-A-76C; 73A3-A-25; 73A3-A-32 & 73A3-A-29

BEGINNING at an iron pipe at the corner of R. C. Cox on the North side of Va. Sec. Rt. #685; thence with the North boundary line of Va. Sec. Rt. #685, S 66-35 W 45.91 feet to a stake, S 36-31 W 11.68 feet to a stake, S 36-31 W 22.18 feet to a stake, S 06-52 W 73.31 feet to an iron pipe at a corner; thence, leaving the road, S 26-3 5 W 102.20 feet to an iron pipe in the Rex Johnson corner; thence, N 73-25 W 165 feet to an iron pipe, S 26-35 W 132 feet to an iron pipe, N 73-25 W 108.89 feet to an iron pipe, N 17-45 E 255.83 feet to a stake by a post in a branch, H.C. Moore’s corner; thence, N 86-00 W 311.35 feet to a large poplar, N 64-31 W 68.93 feet to a post, N 20-32-50 W 1207.84 feet to an iron pipe in the fence corner of the H.C. Moore and Smith property; thence with the Smith line, N 80-32-50 E 829.69 feet to a post in a hollow at a fence intersection, N 81 -39-40 E 1131.09 feet to a set stone found in the Jim T. McKnight corner; thence with the McKnight line, S 51-02 E 432.80 feet to a pipe set by a West gate post, S 15-44-15 W 857.07 feet to an iron pipe hi the Eller corner; thence with the Eller line, S 81-21-20 W 128.84 feet to a 2 inch iron pipe, S 83-53-45 W 104.88 feet to a one-half inch iron pipe; thence S 02-09-30 W 149.44 feet to a pipe found, S 02-11 W 123.76 feet to a large oak stump 20 feet from the centerline of Va. Sec. Rt. #685; thence with the North line of Va. Sec. Rt. #685, N 85-06-15 W 80.84 feet to an iron pin set in the Miller fence corner; thence leaving the road and with the Miller line, N 05-28-50 E 32.49 feet to a post, N 06-07-17 W 20.57 feet to an iron pin set by a post, N 27-22-17 W 17.42 feet to an iron pin set, N 60-31-21 W 27.27 feet to an iron pin set, S 87-00-56 W 20.20 feet to an iron pin set at the end of the fence, N 26-14-40 W 91.85 feet to a metal post in a fence corner, S 85-12-22 W 72.68 feet to a metal post in a fence corner, S 06-25-30 W 137.28 feet to an iron pipe found at the Miller corner on the North side of State Rt. #685; thence with the North line of Va. Sec. Rt #685, S 81-25 W 41.37 feet to an iron pipe set, S 81-25 W 38.97 feet to an iron pipe, S 66-49 W 60.76 feet to a point at the corner of R.C. Cox; thence leaving the road and with the Cox line, N 07-56-41 W 174.13 feet to an iron pin, N 88-07-30 W 242.74 feet to an iron pin, S 04-30-36 E 248 feet to the point of the BEGINNING,

CONTAINING 56.291 acres, more or less, as shown by the plat of survey of J. L. Zeh, C.L.S., dated July 21, 1986, and revised by survey of out conveyance dated July 22, 1987, and

BEING the same land conveyed to Plum Limited Company (name subsequently changed to DFI Properties, LLC, on January 15, 1999, and which was subsequently merged into Grantor on March 8 2006) by deed dated December 31, 1998 from Nautilus International, Inc., which deed is recorded in the Clerk’s Office of the Circuit Court of Grayson County, Virginia, in Deed Book 339, Page 1.

EXHIBIT B – CONSTRUCTION

This Exhibit sets forth the terms and conditions relating to construction work in the Premises. All references in this Exhibit to capitalized terms or “this Lease” shall mean the relevant portion of the lease to which this Exhibit is attached and of which this Exhibit forms a part.

1. Inspection by Landlord. Landlord shall have the right to inspect work at all times; provided however, Landlord’s failure to inspect any work shall in no event constitute a waiver of any of Landlord’s rights hereunder, nor shall Landlord’s inspection of the work constitute Landlord’s approval thereof. Should Landlord disapprove any work, Landlord shall notify Tenant in writing of such disapproval and shall specify the items disapproved. In the event Landlord disapproves of any matter that might adversely affect the Premises, Landlord may take such action as Landlord deems necessary, at Tenant’s expense and without incurring any liability on Landlord’s part, to correct any such matter, including, without limitation, causing the cessation of the applicable work.

2. Insurance. In addition to any insurance that may be required under this Lease, Tenant shall secure, pay for and maintain or cause Tenant’s contractors to secure, pay for and maintain during the continuance of any work, the following insurance:

(a) Worker’s Compensation Insurance with a limit of not less than the greater of (i) $500,000, or (ii) the amount required from time to time by applicable Laws.

(b) Employer’s Liability Insurance with a limit of not less than $1,000,000.

(c) Commercial General Liability Insurance (including Contractor’s Protective Liability) in an amount not less than $1,000,000 per occurrence, whether involving bodily injury liability (or death resulting therefrom) or property damage liability or a combination thereof with a minimum aggregate limit of $2,000,000, and with umbrella coverage with limits not less than $5,000,000 ($10,000,000 if the cost of the work is greater than $1,000,000). Such insurance shall provide for explosion and collapse, completed operations coverage and broad form blanket contractual liability coverage and shall insure against any and all claims for bodily injury, including death resulting therefrom, and damage to the property of others and arising from its operations under the contracts whether such operations are performed by Tenant’s contractors or by anyone directly or indirectly employed by any of them.

(d) Automobile Liability Insurance, including the ownership, maintenance and operation of any automotive equipment, owned, hired, or non-owned in an amount not less than $1,000,000 for bodily injury and property damage combined in any one accident. Such insurance shall insure against any and all claims for bodily injury, including death resulting therefrom, and damage to the property of others arising from its operations under the contracts, whether such operations are performed by Tenant’s contractors, or by anyone directly or indirectly employed by any of them.

(e) “All-risk” builder’s risk insurance for the full insurable value of the work (including all stored material and equipment), as approved by Landlord. This insurance shall include the interests of Landlord and Tenant (and their respective contractors and subcontractors of any tier to the extent of any insurable interest therein) in the work and shall insure against physical loss or damage including, without duplication of coverage, theft, vandalism and malicious mischief. If any materials or equipment will be stored offsite or will be in transit to the job site and are not covered under said “all-risk” builder’s risk insurance, then Tenant shall effect and maintain similar property insurance on such materials and equipment. Any loss insured under said “all-risk” builder’s risk insurance shall be adjusted with Landlord and Tenant and made payable to Landlord, as trustee for the insureds, as their interests may appear.

(f) Commercial Catastrophe or “Umbrella” Excess Liability Insurance, as stated above, on an “occurrence” basis with a limit of not less than $5,000,000 (or $10,000,000, as applicable) per occurrence and in the aggregate.

(g) Professional Liability Insurance with limits of not less than the amount that would prudently be maintained for comparable work, which shall in no event be less than $1,000,000 per claim and in the aggregate.

(h) Pollution Liability and Environmental Impairment Insurance with limits of not less than $2,000,000 per claim and $5,000,000 in the aggregate.

The liability policies required in paragraphs (c) and (f) above shall be endorsed to include all additional insureds required or permitted herein with coverage equivalent to that provided by ISO form CG 20 10 11 85 [NOTE: if necessary, ISO endorsement CG 20 10 10 01 together with CG 20 37 10 01 are acceptable equivalents]. Such additional insured endorsements shall be separate from the certificates of insurance required herein.

All other policies (except the worker’s compensation policy) shall be endorsed to include the Landlord Related Parties as additional insureds. All insurance policies shall provide that all additional insureds shall be given thirty (30) days’ prior written notice of any reduction, cancellation or non-renewal of coverage (except that ten (10) days’ notice shall be sufficient in the case of cancellation for non-payment of premium) and shall provide that the insurance coverage afforded to the additional insureds shall be primary to any insurance carried independently by said additional insureds. Certificates for all insurance required hereunder shall be delivered to Landlord before the commencement of construction and before any contractor’s equipment is moved onto the Property. Tenant shall cause Tenant’s contractors to provide Landlord with an endorsement evidencing that each required policy herein contains a waiver of subrogation in favor of the additional insureds required or permitted herein. Insurance companies shall have a rating of A VI, or higher, in the most currently available “Best Insurance Guide”.

3. Lien Free Completion.

(a) Landlord may require, at Landlord’s sole option, that Tenant provide to Landlord such security as reasonably determined by Landlord to protect Landlord against any liability in connection with the work, including but not limited to a lien and completion bond naming Landlord as a co-obligee.

(b) Tenant shall use its best efforts to obtain or cause to be obtained a “no-lien” contract from each of Tenant’s contractors. All subcontractors under each of the contracts shall be given a notice of such no-lien contract before such subcontractor furnishes any labor or materials. If Tenant is unable to obtain or cause to be obtained a no-lien contract from any proposed contractor, Tenant shall give written notice of such fact to Landlord, and Landlord shall have the right to disapprove such contractor. Upon completion of the work, Tenant shall furnish Landlord with full and final waivers of liens and contractors’ affidavits and statements, in such form as may be required by Landlord, Landlord’s title insurance company and any Mortgagee, from all parties performing labor or supplying materials or services in connection with the work showing that all of said parties have been compensated in full.

(c) If Tenant fails to make any payment relating to the work, Landlord, as its option, may complete the work, make such payment and hold Tenant liable for the costs thereof.

4. Plan Approval. Landlord’s approval of Tenant’s plans will not be unreasonably withheld, provided that (a) they comply with all Laws; (b) the improvements do not adversely affect (as determined by Landlord) the Premises; (c) the plans are sufficiently detailed to allow construction of the improvements in a good and workmanlike manner; and (d) construction of the improvements conforms to the requirements set forth in this Exhibit. Notwithstanding that any plans submitted to Landlord in connection with this Lease (including, without limitation, pursuant to this Exhibit B) are reviewed by Landlord and notwithstanding any comments, advice or assistance that Landlord may render to Tenant, in no event shall any such review, comments, advice or assistance constitute a representation or warranty as to the completeness, design, accuracy or sufficiency of such plans, compliance of such plans with Laws or as to any other matter, and Landlord shall have no liability whatsoever with respect thereto.

5. Change Orders. Tenant shall make no changes or modifications to the plans approved by Landlord without Landlord’s prior written consent. Such approval shall not be unreasonably withheld or delayed, as long as such requested change meets (a) through (d) in Section 4 above and the same would not delay the completion of the work. If any change order would increase the cost of construction, as a condition of such approval Landlord may require that Tenant deposit any increased cost with Landlord, or provide Landlord with other security therefor acceptable to Landlord.

6. Pre-Construction Activity. At least thirty (30) days prior to commencement of any work, Tenant shall submit the following information and items to Landlord for Landlord’s review and approval:

(a) The proposed plans.

(b) A detailed critical path construction schedule containing the major components of the work and the time required for each, including the scheduled commencement date of construction of the work, milestone dates and the estimated date of completion of construction.

(c) An itemized statement of estimated construction cost, including fees for permits and architectural and engineering fees.

(d) Evidence satisfactory to Landlord in all respects of Tenant’s ability to pay the cost of the work as and when payments become due.

(e) The names and addresses of Tenant’s contractors (and said contractors’ subcontractors) and materialmen to be engaged by Tenant for the work (individually, a “Tenant Contractor,” and collectively, “Tenant’s Contractors”). Landlord may designate a list of approved contractors for performance of those portions of work involving electrical, mechanical, plumbing, heating, air conditioning or life safety systems, from which Tenant must select its contractors for such designated portions of work (“Approved Contractors”). Landlord has the right to disapprove any of Tenant’s Contractors that are not Approved Contractors.

(f) Certificates of insurance as required herein.

No work by Tenant shall proceed until Landlord has approved all of the foregoing items.

7. Performance of Work.

(a) All work by Tenant shall be performed under a valid permit when required, a copy of which shall be furnished to Landlord before commencement of such work.

(b) All work shall comply in all respects with (i) all applicable Laws; (ii) applicable standards of the American Insurance Association (formerly, the National Board of Fire Underwriters) and the National Electrical Code; and (iii) building material manufacturer’s specifications.

(c) Tenant’s contractors, approved by Landlord pursuant to Section 6(e) of this Exhibit C, shall be licensed contractors, possessing good labor relations (including use of union labor if required by Landlord), capable of performing quality workmanship and working in harmony with Landlord’s contractors and subcontractors in the Building. All work shall be coordinated with any other construction or other work in the Building in order not to adversely affect construction work being performed by or for Landlord or its tenants.

(d) Tenant shall use only new, first-class materials, except where explicitly shown in the plans approved by Landlord. All work shall be done in a good and workmanlike manner. Tenant shall obtain contractors’ warranties of at least one (1) year duration from the completion of the work against defects in materials and workmanship.

(e) At Tenant’s expense, Tenant shall engage the services of an on-site project manager approved in advance by and reasonably acceptable to Landlord, who will be charged with the task of performing daily supervision of the work. Such on-site project manager shall be accountable and responsible to Tenant and to Landlord and, where necessary, shall serve as a liaison between Landlord and Tenant with respect to the work.

(f) Tenant shall pay to Landlord a percentage of the cost of any tenant work sufficient to compensate Landlord for all overhead, general conditions, fees and other costs and expenses arising from Landlord’s supervision of or involvement with such work.

8. As-Built Plans and Specifications. Immediately after completion of any work on the Premises by Tenant, Tenant shall deliver to Landlord “as-built” plans and specifications (including all working drawings) for the work.